PLEASE READ YOUR POLICY CAREFULLY

This policy is a legal contract between the Owner (you, your) and Nationwide Life Insurance Company (we, our, us, the Company).

INSURING AGREEMENT:

We issue this policy in consideration of your application and the payment of the Initial Premium. We agree to pay the death Proceeds to the Beneficiary upon receiving proof that the Insured has died while this policy is in force and before the Maturity Date. We agree to pay the maturity Proceeds to you if the Insured is living on the Maturity Date.

You and we are bound by the conditions and provisions of this policy.

--------------------------------------------------------------------------------


THE CASH SURRENDER VALUE OF THIS POLICY WILL VARY FROM DAY TO DAY. IT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE POLICY. REFER TO THE NONFORFEITURE PROVISIONS ON PAGE 9 FOR DETAILS. THERE IS NO GUARANTEED CASH SURRENDER VALUE.

THE AMOUNT OF THE DEATH BENEFIT MAY BE VARIABLE AND DEPEND ON THE INVESTMENT EXPERIENCE OF THE POLICY. THE DURATION OF THE DEATH BENEFIT WILL BE VARIABLE AND DEPEND ON THE INVESTMENT EXPERIENCE OF THE POLICY. THE DEATH BENEFIT WILL NEVER BE LESS THAN THE SPECIFIED AMOUNT AS LONG AS YOUR POLICY IS IN FORCE. REFER TO THE DEATH BENEFIT PROVISIONS FOR DETAILS.


--------------------------------------------------------------------------------
RIGHT TO EXAMINE POLICY

YOU MAY RETURN THIS POLICY TO US WITHIN (1) 10 DAYS AFTER YOU GET IT, OR (2) 45 DAYS AFTER YOU SIGN THE APPLICATION, OR (3) 10 DAYS AFTER WE MAIL OR DELIVER THE NOTICE OF WITHDRAWAL RIGHT, WHICHEVER IS LATEST. THE POLICY, WITH A WRITTEN REQUEST FOR CANCELLATION, MUST BE MAILED OR DELIVERED TO OUR HOME OFFICE OR TO THE REPRESENTATIVE WHO SOLD IT TO YOU. THE RETURNED POLICY WILL BE TREATED AS IF WE NEVER ISSUED IT, AND WE WILL PAY YOU THE AMOUNT SPECIFIED BY THE LAWS OF THE STATE IN WHICH THE POLICY WAS ISSUED.

--------------------------------------------------------------------------------

If you have any questions about your policy or need additional insurance service, contact your representative or write to our Home Office.

Signed at our Home Office on the Policy Date.



               /s/PATRICIA R. HATLER                  /s/MARK R. THRESHER
                 Secretary                               President

o Adjustable death benefit o Flexible premiums payable during Insured's lifetime until the Maturity Date o Death Proceeds payable at Insured's death prior to the
 Maturity Date o Maturity Proceeds payable on the Maturity Date o Not eligible for dividends o Investment experience reflected in benefits


               ________________________________________CONTENTS_____________________________________
          PROVISIONS                                                                                               PAGE

          Annual Report...............................................................................................6

          Assignment..................................................................................................7

          Beneficiary.................................................................................................7

          Cash Surrender Value........................................................................................4

          Cash Value..................................................................................................9

          Death Benefit...............................................................................................8

          Definitions.................................................................................................4


          Exchange of Policy.........................................................................................12


          Error in Age or Sex.........................................................................................6

          Grace Period................................................................................................7

          Guaranteed Policy Continuation..............................................................................7

          Incontestability............................................................................................5

          Insured.....................................................................................................4

          Insuring Agreement..........................................................................................1

          Loan.......................................................................................................11

          Monthly Cost of Insurance...................................................................................9

          Nonforfeiture...............................................................................................9

          Optional Modes of Settlement...............................................................................13

          Owner.......................................................................................................6

          Partial Surrender..........................................................................................10

          Policy Data Page............................................................................................3

          Premium Payments............................................................................................7

          Reinstatement...............................................................................................8

          Suicide.....................................................................................................5

          Termination.................................................................................................6

          Transfers..................................................................................................13

          Valuation of Assets in a Variable Account..................................................................12

          Variable Account...........................................................................................13

FORM:      VLO-0742


RIDERS:

                                POLICY DATA PAGE

  This policy is adjustable. If it is adjusted, new policy data pages will be issued.

 Definitions and explanations of the following information can be found in the included policy contract.

PREMIUM INFORMATION:
      Required Initial Premium                                 $    294.00
      Scheduled Premium                                        $  5,000.00
      Premium Mode                                                   Annual

      Policy Continuation Premiums       Years  1-5            $    147.00    Monthly
                                         Years  6+             $    443.96    Monthly


COVERAGE INFORMATION:

      Specified Amount                                          $500,000.00
      Minimum Specified Amount                                   $50,000.00
      Maturity Date                                        January 1, 2070
      Death Benefit Option                                                 1
      Guaranteed Policy Continuation Period                January 1, 2005-January 1, 2035*
      Option 3 Interest Rate                                            N/A
      Option 3 Maximum Increase                                         N/A
      Internal Revenue Code Life    Insurance

      Qualification Test                                   Guideline Premium/Cash Value Corridor Test

     * Coverage may expire prior to the dates shown if the policy continuation premium requirements in the Guaranteed Policy Continuation Provisions are not met. Please see "Guaranteed Policy Continuation and Grace Period Provisions".









 ISSUE INFORMATION:

      Insured:                                         JOHN DOE        Issue Age:                                         35
      Owner:                                           JOHN DOE        Sex:                                             MALE
      Policy Number:                                 N000000000        Rate Class:                                  STANDARD
      Policy Date:                              JANUARY 1, 2005        Rate Type:                                NON-TOBACCO

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000


                                POLICY DATA PAGE

                This policy is adjustable. If it is adjusted, new policy data pages will be issued.



                                                      SCHEDULE OF BENEFITS

FORM                                                                                                    COVERAGE
NUMBER                   BENEFIT                                            AMOUNT             STARTS            STOPS**
VLO-0742                 Flexible Premium Variable Universal Life
                         Specified Amount                                   $500,000.00        1/1/2005          1/1/2070
                                  Rate Class:                   Standard
                                  Rate Class Multiple:              1.00
                                  Rate Type:                 Non-Tobacco
VLO-0743                 Policy Guard Rider                                                    1/1/2005          1/1/2070
VLO-0744                 Additional Protection Rider                        $250,000.00        1/1/2005          1/1/2070

**Coverage may expire prior to the dates shown if the Initial Premium plus any additional premiums paid are insufficient to continue coverage to such dates. Please see "Guaranteed Policy Continuation and Grace Period Provisions."

                               Page 3 (Continued)

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE
                     LIST OF VARIABLE SUBACCOUNTS AND FUNDS

VARIABLE ACCOUNT                                                TRUST
NATIONWIDE VLI  SEPARATE ACCOUNT - 7                            NATIONWIDE SEPARATE ACCOUNT TRUST (NSAT)
SUBACCOUNT/FUND

[AIM VI Basic Value Fund - Series I                             AIM VI Basic Value Fund - Series I
AIM VI Capital Appreciation Fund - Series I                     AIM VI Capital Appreciation Fund - Series I
AIM VI Capital Development Fund - Series I                      AIM VI Capital Development Fund - Series I
Amer Century VP Value - Class I                                 American Century Variable Value Portfolio - Class I
Amer Century VP Ultra Fund - Class I                            American Century Variable Ultra Fund - Class I
Amer Century VP International - Class I                         American Century Variable International - Class I
Amer Century VP Inflation Protection Fund-Class II              American Century Variable Inflation Protection Fund - Class II
Dreyfus Stock Index - Initial Shares                            Dreyfus Stock Index Fund - Initial Shares
Dreyfus VIF Appreciation Portfolio                              Dreyfus Variable Investment Appreciation Fund
Dreyfus Sm Cap Stock Index - Service Class                      Dreyfus Small Cap Stock Index Portfolio - Service Class
Federated Quality Bond II - Primary Shares                      Federated Quality Bond Fund II - Primary Shares
Fidelity VIP Equity -Income - Service Class                     Fidelity Var Ins Equity-Income Portfolio - Service Class
Fidelity VIP Growth - Service Class                             Fidelity Var Ins Growth Portfolio Fund - Service Class
Fidelity VIP II Invest. Grade Bond-Service Class                Fidelity Var Ins Investment Grade Bond Portfolio - Service Class
Fidelity VIP Overseas - Service Class                           Fidelity Var Ins Overseas Portfolio Fund - Service Class
Fidelity VIP II Contrafund - Service Class                      Fidelity Var Ins Contrafund Portfolio - Service Class
Fidelity VIP III Value Strategies - Service Class               Fidelity Var Ins Value Strategies Portfolio - Service Class
Fidelity VIP III Mid Cap Port - Service Class                   Fidelity Var Ins Mid Cap Portfolio - Service Class
Fr Temp VIPT Foreign Sec. - Class I                             Franklin Templeton VIPT Foreign Securities Fund-Class I
Fr Temp VIPT Rising Divid. Sec. - Class I                       Franklin Templeton VIPT Rising Dividends Securities - Class I
Fr Temp VIPT Sm Cap Value Sec. - Class I                        Franklin Templeton VIPT Sm Cap Value Securities - Class I
Gartmore Emerging Markets Fund                                  Gartmore GVIT Emerging Markets Fund
Gartmore Global Health Sciences Fund-Class I                    Gartmore GVIT Global Health Sciences Fund - Class I
Gartmore Global Tech. & Communications Fund                     Gartmore GVIT Global Technology and Communications Fund
Gartmore Government Bond Fund                                   Gartmore GVIT Government Bond Fund
Gartmore Mid Cap Growth Fund - Class I                          Gartmore GVIT Mid Cap Growth Fund - Class I
Gartmore Money Market Fund                                      Gartmore GVIT Money Market Fund
Gartmore Nationwide(R)Fund - Class I                            Gartmore GVIT Nationwide(R)Fund - Class I
Gartmore US Growth Leaders Fund - Class I                       Gartmore GVIT U. S. Growth Leaders Fund - Class I
Gartmore Aggressive Fund - Class II                             Gartmore GVIT Investor Destinations Aggressive Fund - Class II
Gartmore Conservative Fund - Class II                           Gartmore GVIT Investor Destinations Conservative Fund-Class II
Gartmore Moderate Fund - Class II                               Gartmore GVIT Investor Destinations Moderate Fund - Class II
Gartmore Moderately Aggressive Fund - Class II                  Gartmore GVIT Investor Destin Moderately Aggress Fund-Class II
Gartmore Moderately Conservative Fund - Class II                Gartmore GVIT Investor Destin Moderately Conserv Fund-Class II
Gartmore Comstock Value Fund                                    Gartmore GVIT Comstock Value Fund (Van Kampen)
Gartmore High Income Bond Fund                                  Gartmore GVIT High Income Bond Fund (Federated)
Gartmore International Value Fund                               Gartmore GVIT International Value Fund-Class I (Dreyfus)
Gartmore Mid Cap Index Fund                                     Gartmore GVIT Mid Cap Index Fund (Dreyfus)
Gartmore Multi Sector Bond Fund - Class I                       Gartmore GVIT Multi Sector Bond Fund-Class I (Van Kampen)
Gartmore Sm Cap Growth Fund - Class I                           Gartmore GVIT Small Cap Growth Fund-Class I (Multi Managers)
Gartmore Sm Cap Value Fund                                      Gartmore GVIT Small Cap Value Fund (Multi Managers)
Gartmore Sm Company Fund                                        Gartmore GVIT Small Company Fund (Multi Managers)
MFS(R)VIT Invest. Growth Stock Series-Initial Class             MFS(R)VIT Investors Growth Stock Series - Initial Class
MFS(R)VIT Value Series - Initial Class                          MFS(R)VIT Value Series - Initial Class
Neuberger Berman AMT Fasciano Port.-Class S                     Neuberger Berman AMT Fasciano Portfolio - Class S
Neuberger Berman AMT Limited Mat Bond-Class I                   Neuberger Berman AMT Limited Maturity Bond Portfolio - Class I
Neuberger Berman AMT Soc Responsive Port.                       Neuberger Berman AMT Socially Responsive Portfolio
Oppenheimer Cap Appreciation - Initial Class                    Oppenheimer VA Cap Appreciation - Initial Class
Oppenheimer Global Securities - Initial Class                   Oppenheimer VA Global Securities Fund - Initial Class
Oppenheimer High Income Fund - Initial Class                    Oppenheimer VA High Income Fund - Initial Class
Oppenheimer Main Street(R)Fund - Initial Class                  Oppenheimer VA Main Street(R)Fund - Initial Class
Oppenheimer Main Street(R)Sm Cap - Initial Class                Oppenheimer VA Main Street(R)Small Cap Fund - Initial Class
Putnam VT Growth & Income - Class IB                            Putnam VT Growth & Income Fund - Class IB
Putnam VT Voyager - Class IB                                    Putnam VT Voyager Fund - Class IB
Van Kampen U. S. Real Estate Portfolio - Class I                Van Kampen U. S. Real Estate Portfolio - Class I

Van Kampen Core Plus Fixed Income - Class I                     Van Kampen Core Plus Fixed Income Portfolio - Class I]
Nationwide Fixed Account                                        Nationwide Fixed Fund
Nationwide Long Term Fixed Account                              Nationwide Long Term Fixed Fund

                               Page 3 (Continued)

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000


                                POLICY DATA PAGE


                     LIST OF VARIABLE SUBACCOUNTS AND FUNDS

VARIABLE ACCOUNT                                                TRUST
NATIONWIDE VLI  SEPARATE ACCOUNT - 5                            NATIONWIDE SEPARATE ACCOUNT TRUST (NSAT)


SUBACCOUNT                                                      FUND
[W&R Asset Strategy Portfolio                                   W&R Asset Strategy Portfolio
W&R Balanced Portfolio                                          W&R Balanced Portfolio
W&R Bond Portfolio                                              W&R Bond Portfolio
W&R Core Equity Portfolio                                       W&R Core Equity Portfolio
W&R Dividend Income Portfolio                                   W&R Dividend Income Portfolio
W&R Growth Portfolio                                            W&R Growth Portfolio
W&R High Income Portfolio                                       W&R High Income Portfolio
W&R International Portfolio                                     W&R International Portfolio
W&R International II Portfolio                                  W&R International II Portfolio
W&R Limited Term-Bond Portfolio                                 W&R Limited Term-Bond Portfolio
W&R Micro Cap Growth Portfolio                                  W&R Micro Cap Growth Portfolio
W&R Money Market Portfolio                                      W&R Money Market Portfolio
W&R Mortgage Securities Portfolio                               W&R Mortgage Securities Portfolio
W&R Real Estate Securities Portfolio                            W&R Real Estate Securities Portfolio
W&R Science & Technology Portfolio                              W&R Science & Technology Portfolio
W&R Small Cap Growth Portfolio                                  W&R Small Cap Growth Portfolio
W&R Small Cap Value Portfolio                                   W&R Small Cap Value Portfolio
W&R Value Portfolio                                             W&R Value Portfolio]
Nationwide Fixed Account                                        Nationwide Fixed Fund
Nationwide Long Term Fixed Account                              Nationwide Long Term Fixed Fund


INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000



                                POLICY DATA PAGE

                   INVESTMENT ALLOCATION OF NET PREMIUMS PAID

                                                                                              FUND ALLOCATION FACTORS

                                                                                        DURING "RIGHT TO      AFTER "RIGHT TO
                                                                                        EXAMINE POLICY"       EXAMINE POLICY"
                                                                                             PERIOD                PERIOD

FUND


DREYFUS STOCK INDEX - INITIAL SHARES                                                           20%               20%
FIDELITY VIP II CONTRAFUND - SERVICES CLASS                                                    30%               30%
NEUBERGER BERMAN AMT SOC RESPONSIVE PORTFOLIO                                                  50%               50%











                                       TOTAL                                                  100%                   100%


INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000



                                POLICY DATA PAGE

                   INVESTMENT ALLOCATION OF NET PREMIUMS PAID

                                                                                             FUND ALLOCATION FACTORS

                                                                                        DURING "RIGHT TO      AFTER "RIGHT TO
                                                                                        EXAMINE POLICY"       EXAMINE POLICY"
                                                                                             PERIOD                PERIOD

FUND


W&R BOND FUND                                                                                  20%               20%
W&R MORTGAGE SECURITIES FUND                                                                   30%               30%
W&R SMALL CAP GROWTH FUND                                                                      50%               50%










                                       TOTAL                                                  100%                   100%

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE

                                 EXPENSE CHARGES

Maximum Monthly Policy Expense Charge                                                  $20.00
Maximum Percent of Premium Loading                                                       6.00%
Maximum Mortality and Expense Risk Charge
    All Policy Years:
     0.60% (annual) of the Variable Account Value (effective monthly rate 0.0498630%)
 Maximum Monthly Per 1,000 Expense                                                    $0.20 per 1,000
                                                                                Applied to first $250,000 of Specified Amount

                           MAXIMUM SURRENDER CHARGES*
                        Based on Current Specified Amount

                 Policy                        Surrender                       Policy                         Surrender
                  Year                          Charge                          Year                            Charge

                   1                           $4,600.00                         8                            $2,875.00
                   2                           $4,600.00                         9                            $2,415.00
                   3                           $4,600.00                         10                           $1,955.00
                   4                           $4,255.00.                        11                           $1,495.00
                   5                           $3,910.00                         12                            $ 920.00
                   6                           $3,565.00                         13+                             $ 0.00
                   7                           $3,220.00

         *On any partial surrender after the first policy year, a service charge of $25.00 may be deducted from the partial surrender amount.

                                        GUARANTEED INTEREST CREDITING RATES (PER ANNUM)
                                                                                            Applied:
Minimum Fixed Accounts Rate                               3.00% All Years                   To Fixed Account
                                                                                            Policy Values

Minimum Policy Loan Account Rate                           3.00% Years 1-10                 To Policy Loan
                                                           3.65% Years 11+                  Account

                                       GUARANTEED POLICY LOAN INTEREST RATE (PER ANNUM)
Maximum Policy Loan Rate                                  3.90% All Years                   To Total Policy
                                                                                            Indebtedness

                                            MAXIMUM FIXED ACCOUNT TRANSFER RESTRICTIONS
                Restriction                                Fixed Account                    Long Term
                                                                                            Fixed Account
Fixed Account Value:                                            20%                         the greater of $6,000 or 12%
Maximum Transfer of Cash Value from the
Fixed Accounts as of the end of the prior
policy year

                                                                20%                                      20%
VARIABLE ACCOUNT VALUE:
Maximum transfer of Cash Value from the
Variable Account as of the prior Valuation
Period

                                                                30%                                      30%
CASH VALUE:

NO TRANSFERS PERMITTED WHEN ALL FIXED
ACCOUNT CASH VALUE EXCEEDS:

                               Page 3 (Continued)

INSURED:                         JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE

                   GUIDELINE PREMIUM/CASH VALUE CORRIDOR TEST


 MINIMUM REQUIRED DEATH BENEFIT IS CALCULATED AS THE CASH VALUE TIMES THE APPLICABLE PERCENTAGE

                                APPLICABLE                                            APPLICABLE
                                PERCENTAGE                     AGE                    PERCENTAGE
        AGE
--------------------         ------------------         ------------------         ------------------

       0-40                        250%                        70                        115%
        41                         243%                        71                        113%
        42                         236%                        72                        111%
        43                         229%                        73                        109%
        44                         222%                        74                        107%

        45                         215%                        75                        105%
        46                         209%                        76                        105%
        47                         203%                        77                        105%
        48                         197%                        78                        105%
        49                         191%                        79                        105%

        50                         185%                        80                        105%
        51                         178%                        81                        105%
        52                         171%                        82                        105%
        53                         164%                        83                        105%
        54                         157%                        84                        105%

        55                         150%                        85                        105%
        56                         146%                        86                        105%
        57                         142%                        87                        105%
        58                         138%                        88                        105%
        59                         134%                        89                        105%

        60                         130%                        90                        105%
        61                         128%                        91                        104%
        62                          126%                       92                        103%
        63                         124%                        93                        102%
        64                         122%                        94                        101%


        65                         120%                        95                        100%
        66                         119%                        96                        100%
        67                         118%                        97                        100%
        68                         117%                        98                        100%
        69                         116%                        99                        100%

                                                               100                       100%

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE

      TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATE PER $1,000

         ATTAINED                                       ATTAINED                                  ATTAINED
           AGE                       RATE                  AGE                 RATE                  AGE              RATE
             0                     0.21946                 36                 0.15181                72             3.82531
             1                     0.08589                 37                 0.16183                 73            4.27496
             2                     0.08255                 38                 0.17267                 74            4.77159
             3                     0.08094                 39                 0.18442                 75            5.30541
             4                     0.07755                 40                 0.19854                 76            5.87273
             5                     0.07337                 41                 0.21362                 77            6.46949
             6                     0.06926                 42                 0.22948                 78            7.09999
             7                     0.06503                 43                 0.24700                 79            7.78478
             8                     0.06258                 44                 0.26625                 80            8.54719
             9                     0.06175                 45                 0.28801                 81            9.40949
            10                     0.06258                 46                 0.31137                 82           10.39219
            11                     0.06759                 47                 0.33647                 83           11.49452
            12                     0.07677                 48                 0.36407                 84           12.69877
            13                     0.08923                 49                 0.39423                 85           13.98063
            14                     0.10341                 50                 0.42856                 86           15.32656
            15                     0.11843                 51                 0.46790                 87           16.71803
            16                     0.13262                 52                 0.51314                 88           18.15093
            17                     0.14347                 53                 0.56511                 89           19.64760
            18                     0.13593                 54                 0.62299                 90           21.23308
            19                     0.13927                 55                 0.68760                 91           22.94958
            20                     0.14011                 56                 0.75817                 92           24.87004
            21                     0.13852                 57                 0.83303                 93           27.20130
            22                     0.13590                 58                 0.91624                 94           30.42889
            23                     0.13262                 59                 1.00982                 95           35.49222
            24                     0.12928                 60                 1.11425                 96           44.51508
            25                     0.12511                 61                 1.23084                 97           62.83141
            26                     0.12267                 62                 1.36524                 98           83.33333
            27                     0.12088                 63                 1.51765                 99           83.33333
            28                     0.12010                 64                 1.68729
            29                     0.12010                 65                 1.87337
            30                     0.12088                 66                 2.07520
            31                     0.12344                 67                 2.29204
            32                     0.12678                 68                 2.52819
            33                     0.13179                 69                 2.79081
            34                     0.13757                 70                 3.08859
            35                     0.14436                 71                 3.42977

Actual monthly cost of insurance rates will be determined by us based on our expectations as to future experiences. However, the actual cost of insurance rates will not be greater than the sum of rates shown above and the monthly flat extra amount, if any. The guaranteed maximum monthly cost of insurance rates shown above are based on the Commissioners Male Non-Smoker 1980 Standard Ordinary Mortality Table, age last birthday.

                              BASIS OF COMPUTATION

        MORTALITY:                     Commissioners Male Non-Smoker 1980 Standard Ordinary Mortality
                                       Table, age last birthday



                          TABLES FOR SETTLEMENT OPTIONS


                   FOR FURTHER INFORMATION REFER TO THE "OPTIONAL MODES OF SETTLEMENT PROVISIONS"
OPTION 2                                        OPTION 2 - INCOME FOR A FIXED PERIOD
                  ---------------------------- --------------------------- --------------------------- ---------------------------
                   NUMBER OF YEARS SPECIFIED   AMOUNT OF EACH INSTALLMENT  NUMBER OF YEARS SPECIFIED   AMOUNT OF EACH INSTALLMENT
                  ---------------------------- --------------------------- --------------------------- ---------------------------
                               1                         $84.28                        16                         $6.30
                               2                          42.66                        17                          6.00
                               3                          28.79                        18                          5.73
                               4                          21.86                        19                          5.49
                               5                          17.70                        20                          5.27
                               6                          14.93                        21                          5.08
                               7                          12.95                        22                          4.90
                               8                          11.47                        23                          4.74
                               9                          10.32                        24                          4.60
                              10                           9.39                        25                          4.46
                              11                           8.64                        26                          4.34
                              12                           8.02                        27                          4.22
                              13                           7.49                        28                          4.12
                              14                           7.03                        29                          4.02
                              15                           6.64                        30                          3.93
                  ----------------------------------------------------------------------------------------------------------------
                  Annual, semi-annual or quarterly payments are 11.865, 5.969 and 2.994 respectively times the monthly installments.
                  ----------------------------------------------------------------------------------------------------------------


                MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS
                 OPTION 3 - LIFE INCOME WITH PAYMENTS GUARANTEED

OPTION 3
         REFER TO NEXT PAGE



     MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

OPTION 5                                 OPTION 5 - JOINT & SURVIVOR LIFE INCOME

          -------------------------------------------------------------------------------------------------------------------------
            M/F       50        55        60        65        70        75         80        85        90        95        100
          -------------------------------------------------------------------------------------------------------------------------
            50      $2.86     $2.96     $3.04      $3.11     $3.17     $3.21     $3.24      $3.26     $3.28     $3.29     $3.29
            55      $2.92     $3.04     $3.15      $3.26     $3.35     $3.43     $3.48      $3.52     $3.55     $3.56     $3.57
            60      $2.96     $3.11     $3.26      $3.41     $3.55     $3.67     $3.77      $3.84     $3.88     $3.91     $3.93
            65      $3.00     $3.17     $3.35      $3.55     $3.75     $3.94     $4.10      $4.22     $4.31     $4.37     $4.40
            70      $3.02     $3.21     $3.43      $3.67     $3.94     $4.21     $4.47      $4.68     $4.85     $4.96     $5.03
            75      $3.04     $3.24     $3.48      $3.77     $4.10     $4.47     $4.85      $5.20     $5.50     $5.72     $5.86
            80      $3.05     $3.26     $3.52      $3.84     $4.22     $4.68     $5.20      $5.73     $6.22     $6.63     $6.92
            85      $3.06     $3.28     $3.55      $3.88     $4.31     $4.85     $5.50      $6.22     $6.98     $7.67     $8.22
            90      $3.07     $3.29     $3.56      $3.91     $4.37     $4.96     $5.72      $6.63     $7.67     $8.73     $9.68
            95      $3.07     $3.29     $3.57      $3.93     $4.40     $5.03     $5.86      $6.92     $8.22     $9.68     $11.16
            100     $3.07     $3.30     $3.58      $3.94     $4.42     $5.07     $5.96      $7.12     $8.62    $10.46     $12.49
          -------------------------------------------------------------------------------------------------------------------------


FOR INFORMATION REGARDING SETTLEMENT OPTIONS 1 AND 4, PLEASE REFER TO THE CONTRACT.

                MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS
OPTION 3                         OPTION 3 - LIFE INCOME WITH PAYMENTS GUARANTEED

        ---------------- ------------------------- --------------- ------------------------ ---------------- -----------------------
         AGE OF PAYEE       GUARANTEED PERIOD       AGE OF PAYEE      GUARANTEED PERIOD      AGE OF PAYEE       GUARANTEED PERIOD
         LAST BIRTHDAY            YEARS            LAST BIRTHDAY            YEARS            LAST BIRTHDAY            YEARS
      ------------------------------------------------------------------------------------------------------------------------------
       Male    Female    10       15       20     Male   Female     10      15       20     Male   Female     10       15      20
      ------------------------------------------------------------------------------------------------------------------------------
        5 &     10 &
       under   under    $2.33   $2.33    $2.32     35      40     $2.75   $2.75    $2.75     65      70     $4.37    $4.27   $4.12
         6       11     $2.33   $2.33    $2.33     36      41     $2.78   $2.78    $2.77     66      71     $4.48    $4.36   $4.19
         7       12     $2.34   $2.34    $2.34     37      42     $2.81   $2.80    $2.80     67      72     $4.59    $4.45   $4.26
         8       13     $2.35   $2.35    $2.35     38      43     $2.83   $2.83    $2.82     68      73     $4.71    $4.55   $4.33
         9       14     $2.36   $2.36    $2.36     39      44     $2.86   $2.86    $2.85     69      74     $4.83    $4.65   $4.40
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        10       15     $2.37   $2.37    $2.37     40      45     $2.89   $2.89    $2.88     70      75     $4.96    $4.75   $4.47
        11       16     $2.38   $2.38    $2.38     41      46     $2.92   $2.92    $2.91     71      76     $5.10    $4.86   $4.54
        12       17     $2.39   $2.39    $2.39     42      47     $2.96   $2.95    $2.94     72      77     $5.24    $4.97   $4.61
        13       18     $2.40   $2.40    $2.40     43      48     $2.99   $2.99    $2.97     73      78     $5.39    $5.07   $4.68
        14       19     $2.41   $2.41    $2.41     44      49     $3.03   $3.02    $3.01     74      79     $5.55    $5.18   $4.75
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        15       20     $2.42   $2.42    $2.42     45      50     $3.07   $3.06    $3.04     75      80     $5.71    $5.29   $4.81
        16       21     $2.43   $2.43    $2.43     46      51     $3.11   $3.10    $3.08     76      81     $5.87    $5.40   $4.87
        17       22     $2.44   $2.44    $2.44     47      52     $3.15   $3.14    $3.12     77      82     $6.05    $5.51   $4.92
        18       23     $2.46   $2.45    $2.45     48      53     $3.19   $3.18    $3.16     78      83     $6.22    $5.61   $4.97
        19       24     $2.47   $2.47    $2.46     49      54     $3.24   $3.22    $3.20     79      84     $6.40    $5.72   $5.02
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        20       25     $2.48   $2.48    $2.48     50      55     $3.29   $3.27    $3.25     80      85     $6.58    $5.82   $5.06
        21       26     $2.49   $2.49    $2.49     51      56     $3.34   $3.32    $3.29     81      86     $6.77    $5.91   $5.10
        22       27     $2.51   $2.51    $2.50     52      57     $3.39   $3.37    $3.34     82      87     $6.96    $6.00   $5.13
        23       28     $2.52   $2.52    $2.52     53      58     $3.45   $3.42    $3.39     83      88     $7.14    $6.09   $5.16
        24       29     $2.54   $2.54    $2.53     54      59     $3.50   $3.48    $3.44     84      89     $7.33    $6.16   $5.18
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        25       30     $2.55   $2.55    $2.55     55      60     $3.56   $3.53    $3.49     85      90     $7.51    $6.24   $5.21
        26       31     $2.57   $2.57    $2.57     56      61     $3.63   $3.59    $3.54     86      91     $7.69    $6.30   $5.22
        27       32     $2.59   $2.59    $2.58     57      62     $3.69   $3.66    $3.60     87      92     $7.87    $6.36   $5.24
        28       33     $2.61   $2.60    $2.60     58      63     $3.76   $3.72    $3.66     88      93     $8.03    $6.41   $5.25
        29       34     $2.62   $2.62    $2.62     59      64     $3.84   $3.79    $3.72     89      94     $8.19    $6.46   $5.26
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        30       35     $2.64   $2.64    $2.64     60      65     $3.91   $3.86    $3.78     90      95     $8.34    $6.50   $5.26
        31       36     $2.66   $2.66    $2.66     61      66     $3.99   $3.93    $3.84     91      96     $8.48    $6.53   $5.27
        32       37     $2.68   $2.68    $2.68     62      67     $4.08   $4.01    $3.91     92      97     $8.61    $6.56   $5.27
        33       38     $2.71   $2.70    $2.70     63      68     $4.17   $4.09    $3.98     93      98     $8.73    $6.58   $5.27
        34       39     $2.73   $2.73    $2.72     64      69     $4.27   $4.18    $4.05     94      99     $8.84    $6.60   $5.27
                                                                                            95 &   100 &
                                                                                            over    over    $8.94    $6.61   $5.27
      ------------------------------------------------------------------------------------------------------------------------------

If the income payable for a specific guaranteed period is equal to that for other guarantee periods the longer period will be deemed to have been elected.

RIDERS:



                                POLICY DATA PAGE

  This policy is adjustable. If it is adjusted, new policy data pages will be issued.

 Definitions and explanations of the following information can be found in the included policy contract.

PREMIUM INFORMATION:
      Required Initial Premium                                 $    294.00
      Scheduled Premium                                        $  5,000.00
      Premium Mode                                                   Annual

      Policy Continuation Premiums       Years  1-5            $    147.00    Monthly
                                         Years  6+             $    443.96    Monthly

COVERAGE INFORMATION:

      Specified Amount                                          $500,000.00
      Minimum Specified Amount                                   $50,000.00
      Maturity Date                                        January 1, 2070
      Death Benefit Option                                                 1
      Guaranteed Policy Continuation Period                January 1, 2005-January 1, 2035*
      Option 3 Interest Rate                                            N/A
      Option 3 Maximum Increase                                         N/A
      Internal Revenue Code Life    Insurance

      Qualification Test                                   Guideline Premium/Cash Value Corridor Test

     * Coverage may expire prior to the dates shown if the policy continuation premium requirements in the Guaranteed Policy Continuation Provisions are not met. Please see "Guaranteed Policy Continuation and Grace Period Provisions".




 ISSUE INFORMATION:

      Insured:                                         JOHN DOE        Issue Age:                                         35
      Owner:                                           JOHN DOE        Sex:                                             MALE
      Policy Number:                                 N000000000        Rate Class:                                  STANDARD
      Policy Date:                              JANUARY 1, 2005        Rate Type:                                NON-TOBACCO

                                     Page 3

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000


                                POLICY DATA PAGE

                This policy is adjustable. If it is adjusted, new policy data pages will be issued.



                                                      SCHEDULE OF BENEFITS

FORM                                                                                                    COVERAGE
NUMBER                   BENEFIT                                            AMOUNT             STARTS            STOPS**
VLO-0742                 Flexible Premium Variable Universal Life
                         Specified Amount                                   $500,000.00        1/1/2005          1/1/2070
                                  Rate Class:                   Standard
                                  Rate Class Multiple:              1.00
                                  Rate Type:                 Non-Tobacco
VLO-0743                 Policy Guard Rider                                                    1/1/2005          1/1/2070
VLO-0744                 Additional Protection Rider                        $250,000.00        1/1/2005          1/1/2070








**Coverage may expire prior to the dates shown if the Initial Premium plus any additional premiums paid are insufficient to continue coverage to such dates. Please see "Guaranteed Policy Continuation and Grace Period Provisions."

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE
                     LIST OF VARIABLE SUBACCOUNTS AND FUNDS

VARIABLE ACCOUNT                                                TRUST
NATIONWIDE VLI  SEPARATE ACCOUNT - 7                            NATIONWIDE SEPARATE ACCOUNT TRUST (NSAT)

SUBACCOUNT/FUND
[AIM VI Basic Value Fund - Series I                             AIM VI Basic Value Fund - Series I
AIM VI Capital Appreciation Fund - Series I                     AIM VI Capital Appreciation Fund - Series I
AIM VI Capital Development Fund - Series I                      AIM VI Capital Development Fund - Series I
Amer Century VP Value - Class I                                 American Century Variable Value Portfolio - Class I
Amer Century VP Ultra Fund - Class I                            American Century Variable Ultra Fund - Class I
Amer Century VP International - Class I                         American Century Variable International - Class I
Amer Century VP Inflation Protection Fund-Class II              American Century Variable Inflation Protection Fund - Class II
Dreyfus Stock Index - Initial Shares                            Dreyfus Stock Index Fund - Initial Shares
Dreyfus VIF Appreciation Portfolio                              Dreyfus Variable Investment Appreciation Fund
Dreyfus Sm Cap Stock Index - Service Class                      Dreyfus Small Cap Stock Index Portfolio - Service Class
Federated Quality Bond II - Primary Shares                      Federated Quality Bond Fund II - Primary Shares
Fidelity VIP Equity -Income - Service Class                     Fidelity Var Ins Equity-Income Portfolio - Service Class
Fidelity VIP Growth - Service Class                             Fidelity Var Ins Growth Portfolio Fund - Service Class
Fidelity VIP II Invest. Grade Bond-Service Class                Fidelity Var Ins Investment Grade Bond Portfolio - Service Class
Fidelity VIP Overseas - Service Class                           Fidelity Var Ins Overseas Portfolio Fund - Service Class
Fidelity VIP II Contrafund - Service Class                      Fidelity Var Ins Contrafund Portfolio - Service Class
Fidelity VIP III Value Strategies - Service Class               Fidelity Var Ins Value Strategies Portfolio - Service Class
Fidelity VIP III Mid Cap Port - Service Class                   Fidelity Var Ins Mid Cap Portfolio - Service Class
Fr Temp VIPT Foreign Sec. - Class I                             Franklin Templeton VIPT Foreign Securities Fund-Class I
Fr Temp VIPT Rising Divid. Sec. - Class I                       Franklin Templeton VIPT Rising Dividends Securities - Class I
Fr Temp VIPT Sm Cap Value Sec. - Class I                        Franklin Templeton VIPT Sm Cap Value Securities - Class I
Gartmore Emerging Markets Fund                                  Gartmore GVIT Emerging Markets Fund
Gartmore Global Health Sciences Fund-Class I                    Gartmore GVIT Global Health Sciences Fund - Class I
Gartmore Global Tech. & Communications Fund                     Gartmore GVIT Global Technology and Communications Fund
Gartmore Government Bond Fund                                   Gartmore GVIT Government Bond Fund
Gartmore Mid Cap Growth Fund - Class I                          Gartmore GVIT Mid Cap Growth Fund - Class I
Gartmore Money Market Fund                                      Gartmore GVIT Money Market Fund
Gartmore Nationwide(R)Fund - Class I                            Gartmore GVIT Nationwide(R)Fund - Class I
Gartmore US Growth Leaders Fund - Class I                       Gartmore GVIT U. S. Growth Leaders Fund - Class I
Gartmore Aggressive Fund - Class II                             Gartmore GVIT Investor Destinations Aggressive Fund - Class II
Gartmore Conservative Fund - Class II                           Gartmore GVIT Investor Destinations Conservative Fund-Class II
Gartmore Moderate Fund - Class II                               Gartmore GVIT Investor Destinations Moderate Fund - Class II
Gartmore Moderately Aggressive Fund - Class II                  Gartmore GVIT Investor Destin Moderately Aggress Fund-Class II
Gartmore Moderately Conservative Fund - Class II                Gartmore GVIT Investor Destin Moderately Conserv Fund-Class II
Gartmore Comstock Value Fund                                    Gartmore GVIT Comstock Value Fund (Van Kampen)
Gartmore High Income Bond Fund                                  Gartmore GVIT High Income Bond Fund (Federated)
Gartmore International Value Fund                               Gartmore GVIT International Value Fund-Class I (Dreyfus)
Gartmore Mid Cap Index Fund                                     Gartmore GVIT Mid Cap Index Fund (Dreyfus)
Gartmore Multi Sector Bond Fund - Class I                       Gartmore GVIT Multi Sector Bond Fund-Class I (Van Kampen)
Gartmore Sm Cap Growth Fund - Class I                           Gartmore GVIT Small Cap Growth Fund-Class I (Multi Managers)
Gartmore Sm Cap Value Fund                                      Gartmore GVIT Small Cap Value Fund (Multi Managers)
Gartmore Sm Company Fund                                        Gartmore GVIT Small Company Fund (Multi Managers)
MFS(R)VIT Invest. Growth Stock Series-Initial Class             MFS(R)VIT Investors Growth Stock Series - Initial Class
MFS(R)VIT Value Series - Initial Class                          MFS(R)VIT Value Series - Initial Class
Neuberger Berman AMT Fasciano Port.-Class S                     Neuberger Berman AMT Fasciano Portfolio - Class S
Neuberger Berman AMT Limited Mat Bond-Class I                   Neuberger Berman AMT Limited Maturity Bond Portfolio - Class I
Neuberger Berman AMT Soc Responsive Port.                       Neuberger Berman AMT Socially Responsive Portfolio
Oppenheimer Cap Appreciation - Initial Class                    Oppenheimer VA Cap Appreciation - Initial Class
Oppenheimer Global Securities - Initial Class                   Oppenheimer VA Global Securities Fund - Initial Class
Oppenheimer High Income Fund - Initial Class                    Oppenheimer VA High Income Fund - Initial Class
Oppenheimer Main Street(R)Fund - Initial Class                  Oppenheimer VA Main Street(R)Fund - Initial Class
Oppenheimer Main Street(R)Sm Cap - Initial Class                Oppenheimer VA Main Street(R)Small Cap Fund - Initial Class

Putnam VT Growth & Income - Class IB                            Putnam VT Growth & Income Fund - Class IB
Putnam VT Voyager - Class IB                                    Putnam VT Voyager Fund - Class IB
Van Kampen U. S. Real Estate Portfolio - Class I                Van Kampen U. S. Real Estate Portfolio - Class I
Van Kampen Core Plus Fixed Income - Class I                     Van Kampen Core Plus Fixed Income Portfolio - Class I]
Nationwide Fixed Account                                        Nationwide Fixed Fund
Nationwide Long Term Fixed Account                              Nationwide Long Term Fixed Fund


                               Page 3 (Continued)

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000



                                POLICY DATA PAGE




                                          LIST OF VARIABLE SUBACCOUNTS AND FUNDS

VARIABLE ACCOUNT                                                TRUST
NATIONWIDE VLI  SEPARATE ACCOUNT - 5                            NATIONWIDE SEPARATE ACCOUNT TRUST (NSAT)


SUBACCOUNT                                                      FUND
[W&R Asset Strategy Portfolio                                   W&R Asset Strategy Portfolio
W&R Balanced Portfolio                                          W&R Balanced Portfolio
W&R Bond Portfolio                                              W&R Bond Portfolio
W&R Core Equity Portfolio                                       W&R Core Equity Portfolio
W&R Dividend Income Portfolio                                   W&R Dividend Income Portfolio
W&R Growth Portfolio                                            W&R Growth Portfolio
W&R High Income Portfolio                                       W&R High Income Portfolio
W&R International Portfolio                                     W&R International Portfolio
W&R International II Portfolio                                  W&R International II Portfolio
W&R Limited Term-Bond Portfolio                                 W&R Limited Term-Bond Portfolio
W&R Micro Cap Growth Portfolio                                  W&R Micro Cap Growth Portfolio
W&R Money Market Portfolio                                      W&R Money Market Portfolio
W&R Mortgage Securities Portfolio                               W&R Mortgage Securities Portfolio
W&R Real Estate Securities Portfolio                            W&R Real Estate Securities Portfolio
W&R Science & Technology Portfolio                              W&R Science & Technology Portfolio
W&R Small Cap Growth Portfolio                                  W&R Small Cap Growth Portfolio
W&R Small Cap Value Portfolio                                   W&R Small Cap Value Portfolio
W&R Value Portfolio                                             W&R Value Portfolio]
Nationwide Fixed Account                                        Nationwide Fixed Fund
Nationwide Long Term Fixed Account                              Nationwide Long Term Fixed Fund

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000



                                POLICY DATA PAGE

                   INVESTMENT ALLOCATION OF NET PREMIUMS PAID

                                                                                               FUND ALLOCATION FACTORS

                                                                                        DURING "RIGHT TO      AFTER "RIGHT TO
                                                                                        EXAMINE POLICY"       EXAMINE POLICY"
                                                                                             PERIOD                PERIOD

FUND


DREYFUS STOCK INDEX - INITIAL SHARES                                                           20%               20%
FIDELITY VIP II CONTRAFUND - SERVICES CLASS                                                    30%               30%
NEUBERGER BERMAN AMT SOC RESPONSIVE PORTFOLIO                                                  50%               50%







                                       TOTAL                                                  100%              100%

-------------------------------------------------------------------------------------------------------------------



                               Page 3 (Continued)

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000



                                POLICY DATA PAGE

                   INVESTMENT ALLOCATION OF NET PREMIUMS PAID

                                                                                                       FUND ALLOCATION FACTORS

                                                                                        DURING "RIGHT TO      AFTER "RIGHT TO
                                                                                        EXAMINE POLICY"       EXAMINE POLICY"
                                                                                             PERIOD                PERIOD

FUND


W&R BOND FUND                                                                                  20%               20%
W&R MORTGAGE SECURITIES FUND                                                                   30%               30%
W&R SMALL CAP GROWTH FUND                                                                      50%               50%




                                       TOTAL                                                  100%                   100%

-------------------------------------------------------------------------------------------------------------------

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000
                                POLICY DATA PAGE

                                                              EXPENSE CHARGES

Maximum Monthly Policy Expense Charge                                                  $20.00
Maximum Percent of Premium Loading                                                       6.00%
Maximum Mortality and Expense Risk Charge
    All Policy Years:
     0.60% (annual) of the Variable Account Value (effective monthly rate 0.0498630%)
 Maximum Monthly Per 1,000 Expense                                                    $0.20 per 1,000
                                                                                Applied to first $250,000 of Specified Amount

                           MAXIMUM SURRENDER CHARGES*
                        Based on Current Specified Amount

                 Policy                        Surrender                       Policy                         Surrender
                  Year                          Charge                          Year                            Charge

                   1                           $    0.00                          8                           $2,875.00
                   2                           $  460.00                          9                           $2,415.00
                   3                           $1,150.00                         10                           $1,955.00
                   4                           $2,127.50                         11                           $1,495.00
                   5                           $3,910.00                         12                            $ 920.00
                   6                           $3,565.00                         13+                             $ 0.00
                   7                           $3,220.00

         *On any partial surrender after the first policy year, a service charge of $25.00 may be deducted from the partial surrender amount.

                                        GUARANTEED INTEREST CREDITING RATES (PER ANNUM)
                                                                                            Applied:
Minimum Fixed Accounts Rate                               3.00% All Years                   To Fixed Account
                                                                                            Policy Values

Minimum Policy Loan Account Rate                           3.00% Years 1-10                 To Policy Loan
                                                           3.65% Years 11+                  Account

                                       GUARANTEED POLICY LOAN INTEREST RATE (PER ANNUM)
Maximum Policy Loan Rate                                  3.90% All Years                   To Total Policy
                                                                                            Indebtedness

                                            MAXIMUM FIXED ACCOUNT TRANSFER RESTRICTIONS
                Restriction                                Fixed Account                    Long Term
                                                                                            Fixed Account
Fixed Account Value:                                            20%                         the greater of $6,000 or 12%
Maximum Transfer of Cash Value from the
Fixed Accounts as of the end of the prior
policy year

                                                                20%                                      20%
VARIABLE ACCOUNT VALUE:
Maximum transfer of Cash Value from the
Variable Account as of the prior Valuation
Period

                                                                30%                                      30%
CASH VALUE:

NO TRANSFERS PERMITTED WHEN ALL FIXED
ACCOUNT CASH VALUE EXCEEDS:

                               Page 3 (Continued)

INSURED:                         JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE

                   GUIDELINE PREMIUM/CASH VALUE CORRIDOR TEST

MINIMUM REQUIRED DEATH BENEFIT IS CALCULATED AS THE CASH VALUE TIMES THE APPLICABLE PERCENTAGE

                                APPLICABLE                                            APPLICABLE
        AGE                     PERCENTAGE                     AGE                    PERCENTAGE
--------------------         ------------------         ------------------         ------------------

       0-40                        250%                        70                        115%
        41                         243%                        71                        113%
        42                         236%                        72                        111%
        43                         229%                        73                        109%
        44                         222%                        74                        107%

        45                         215%                        75                        105%
        46                         209%                        76                        105%
        47                         203%                        77                        105%
        48                         197%                        78                        105%
        49                         191%                        79                        105%

        50                         185%                        80                        105%
        51                         178%                        81                        105%
        52                         171%                        82                        105%
        53                         164%                        83                        105%
        54                         157%                        84                        105%

        55                         150%                        85                        105%
        56                         146%                        86                        105%
        57                         142%                        87                        105%
        58                         138%                        88                        105%
        59                         134%                        89                        105%

        60                         130%                        90                        105%
        61                         128%                        91                        104%
        62                         126%                        92                        103%
        63                         124%                        93                        102%
        64                         122%                        94                        101%


        65                         120%                        95                        100%
        66                         119%                        96                        100%
        67                         118%                        97                        100%
        68                         117%                        98                        100%
        69                         116%                        99                        100%

                                                               100                       100%



                               Page 3 (Continued)

INSURED:                          JOHN DOE
POLICY NUMBER:                  N000000000

                                POLICY DATA PAGE

                             TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATE PER $1,000

         ATTAINED                                       ATTAINED                                  ATTAINED
           AGE                       RATE                  AGE                 RATE                  AGE              RATE
             0                     0.21946                 36                 0.15181                72             3.82531
             1                     0.08589                 37                 0.16183                 73            4.27496
             2                     0.08255                 38                 0.17267                 74            4.77159
             3                     0.08094                 39                 0.18442                 75            5.30541
             4                     0.07755                 40                 0.19854                 76            5.87273
             5                     0.07337                 41                 0.21362                 77            6.46949
             6                     0.06926                 42                 0.22948                 78            7.09999
             7                     0.06503                 43                 0.24700                 79            7.78478
             8                     0.06258                 44                 0.26625                 80            8.54719
             9                     0.06175                 45                 0.28801                 81            9.40949
            10                     0.06258                 46                 0.31137                 82           10.39219
            11                     0.06759                 47                 0.33647                 83           11.49452
            12                     0.07677                 48                 0.36407                 84           12.69877
            13                     0.08923                 49                 0.39423                 85           13.98063
            14                     0.10341                 50                 0.42856                 86           15.32656
            15                     0.11843                 51                 0.46790                 87           16.71803
            16                     0.13262                 52                 0.51314                 88           18.15093
            17                     0.14347                 53                 0.56511                 89           19.64760
            18                     0.13593                 54                 0.62299                 90           21.23308
            19                     0.13927                 55                 0.68760                 91           22.94958
            20                     0.14011                 56                 0.75817                 92           24.87004
            21                     0.13852                 57                 0.83303                 93           27.20130
            22                     0.13590                 58                 0.91624                 94           30.42889
            23                     0.13262                 59                 1.00982                 95           35.49222
            24                     0.12928                 60                 1.11425                 96           44.51508
            25                     0.12511                 61                 1.23084                 97           62.83141
            26                     0.12267                 62                 1.36524                 98           83.33333
            27                     0.12088                 63                 1.51765                 99           83.33333
            28                     0.12010                 64                 1.68729
            29                     0.12010                 65                 1.87337
            30                     0.12088                 66                 2.07520
            31                     0.12344                 67                 2.29204
            32                     0.12678                 68                 2.52819
            33                     0.13179                 69                 2.79081
            34                     0.13757                 70                 3.08859
            35                     0.14436                 71                 3.42977

Actual monthly cost of insurance rates will be determined by us based on our expectations as to future experiences. However, the actual cost of insurance rates will not be greater than the sum of rates shown above and the monthly flat extra amount, if any. The guaranteed maximum monthly cost of insurance rates shown above are based on the Commissioners Male Non-Smoker 1980 Standard Ordinary Mortality Table, age last birthday.

                                                     BASIS OF COMPUTATION
        MORTALITY:                     Commissioners Male Non-Smoker 1980 Standard Ordinary Mortality
                                       Table, age last birthday

                          TABLES FOR SETTLEMENT OPTIONS

  FOR FURTHER INFORMATION REFER TO THE "OPTIONAL MODES OF SETTLEMENT PROVISIONS"
OPTION 2                                    OPTION 2 - INCOME FOR A FIXED PERIOD

                  ---------------------------- --------------------------- --------------------------- ---------------------------
                   NUMBER OF YEARS SPECIFIED   AMOUNT OF EACH INSTALLMENT  NUMBER OF YEARS SPECIFIED   AMOUNT OF EACH INSTALLMENT
                  ---------------------------- --------------------------- --------------------------- ---------------------------
                               1                         $84.28                        16                         $6.30
                               2                          42.66                        17                          6.00
                               3                          28.79                        18                          5.73
                               4                          21.86                        19                          5.49
                               5                          17.70                        20                          5.27
                               6                          14.93                        21                          5.08
                               7                          12.95                        22                          4.90
                               8                          11.47                        23                          4.74
                               9                          10.32                        24                          4.60
                              10                           9.39                        25                          4.46
                              11                           8.64                        26                          4.34
                              12                           8.02                        27                          4.22
                              13                           7.49                        28                          4.12
                              14                           7.03                        29                          4.02
                              15                           6.64                        30                          3.93
                  ---------------------------- --------------------------- --------------------------- ---------------------------
                  Annual, semi-annual or quarterly payments are 11.865, 5.969 and 2.994 respectively times the monthly installments.
                  ----------------------------------------------------------------------------------------------------------------



                MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

OPTION 3                         OPTION 3 - LIFE INCOME WITH PAYMENTS GUARANTEED
         REFER TO NEXT PAGE



     MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS
OPTION 5                                 OPTION 5 - JOINT & SURVIVOR LIFE INCOME

          -------------------------------------------------------------------------------------------------------------------------
            M/F       50        55        60        65        70        75         80        85        90        95        100
          -------------------------------------------------------------------------------------------------------------------------
            50      $2.86     $2.96     $3.04      $3.11     $3.17     $3.21     $3.24      $3.26     $3.28     $3.29     $3.29
            55      $2.92     $3.04     $3.15      $3.26     $3.35     $3.43     $3.48      $3.52     $3.55     $3.56     $3.57
            60      $2.96     $3.11     $3.26      $3.41     $3.55     $3.67     $3.77      $3.84     $3.88     $3.91     $3.93
            65      $3.00     $3.17     $3.35      $3.55     $3.75     $3.94     $4.10      $4.22     $4.31     $4.37     $4.40
            70      $3.02     $3.21     $3.43      $3.67     $3.94     $4.21     $4.47      $4.68     $4.85     $4.96     $5.03
            75      $3.04     $3.24     $3.48      $3.77     $4.10     $4.47     $4.85      $5.20     $5.50     $5.72     $5.86
            80      $3.05     $3.26     $3.52      $3.84     $4.22     $4.68     $5.20      $5.73     $6.22     $6.63     $6.92
            85      $3.06     $3.28     $3.55      $3.88     $4.31     $4.85     $5.50      $6.22     $6.98     $7.67     $8.22
            90      $3.07     $3.29     $3.56      $3.91     $4.37     $4.96     $5.72      $6.63     $7.67     $8.73     $9.68
            95      $3.07     $3.29     $3.57      $3.93     $4.40     $5.03     $5.86      $6.92     $8.22     $9.68     $11.16
            100     $3.07     $3.30     $3.58      $3.94     $4.42     $5.07     $5.96      $7.12     $8.62    $10.46     $12.49
          -------------------------------------------------------------------------------------------------------------------------


FOR INFORMATION REGARDING SETTLEMENT OPTIONS 1 AND 4, PLEASE REFER TO THE CONTRACT.

                MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS
OPTION 3                         OPTION 3 - LIFE INCOME WITH PAYMENTS GUARANTEED

        ---------------- ------------------------- --------------- ------------------------ ---------------- -----------------------
         AGE OF PAYEE       GUARANTEED PERIOD       AGE OF PAYEE      GUARANTEED PERIOD      AGE OF PAYEE       GUARANTEED PERIOD
         LAST BIRTHDAY            YEARS            LAST BIRTHDAY            YEARS            LAST BIRTHDAY            YEARS
      ------------------------------------------------------------------------------------------------------------------------------
       Male    Female    10       15       20     Male   Female     10      15       20     Male   Female     10       15      20
      ------------------------------------------------------------------------------------------------------------------------------
        5 &     10 &
       under   under    $2.33   $2.33    $2.32     35      40     $2.75   $2.75    $2.75     65      70     $4.37    $4.27   $4.12
         6       11     $2.33   $2.33    $2.33     36      41     $2.78   $2.78    $2.77     66      71     $4.48    $4.36   $4.19
         7       12     $2.34   $2.34    $2.34     37      42     $2.81   $2.80    $2.80     67      72     $4.59    $4.45   $4.26
         8       13     $2.35   $2.35    $2.35     38      43     $2.83   $2.83    $2.82     68      73     $4.71    $4.55   $4.33
         9       14     $2.36   $2.36    $2.36     39      44     $2.86   $2.86    $2.85     69      74     $4.83    $4.65   $4.40
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        10       15     $2.37   $2.37    $2.37     40      45     $2.89   $2.89    $2.88     70      75     $4.96    $4.75   $4.47
        11       16     $2.38   $2.38    $2.38     41      46     $2.92   $2.92    $2.91     71      76     $5.10    $4.86   $4.54
        12       17     $2.39   $2.39    $2.39     42      47     $2.96   $2.95    $2.94     72      77     $5.24    $4.97   $4.61
        13       18     $2.40   $2.40    $2.40     43      48     $2.99   $2.99    $2.97     73      78     $5.39    $5.07   $4.68
        14       19     $2.41   $2.41    $2.41     44      49     $3.03   $3.02    $3.01     74      79     $5.55    $5.18   $4.75
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        15       20     $2.42   $2.42    $2.42     45      50     $3.07   $3.06    $3.04     75      80     $5.71    $5.29   $4.81
        16       21     $2.43   $2.43    $2.43     46      51     $3.11   $3.10    $3.08     76      81     $5.87    $5.40   $4.87
        17       22     $2.44   $2.44    $2.44     47      52     $3.15   $3.14    $3.12     77      82     $6.05    $5.51   $4.92
        18       23     $2.46   $2.45    $2.45     48      53     $3.19   $3.18    $3.16     78      83     $6.22    $5.61   $4.97
        19       24     $2.47   $2.47    $2.46     49      54     $3.24   $3.22    $3.20     79      84     $6.40    $5.72   $5.02
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        20       25     $2.48   $2.48    $2.48     50      55     $3.29   $3.27    $3.25     80      85     $6.58    $5.82   $5.06
        21       26     $2.49   $2.49    $2.49     51      56     $3.34   $3.32    $3.29     81      86     $6.77    $5.91   $5.10
        22       27     $2.51   $2.51    $2.50     52      57     $3.39   $3.37    $3.34     82      87     $6.96    $6.00   $5.13
        23       28     $2.52   $2.52    $2.52     53      58     $3.45   $3.42    $3.39     83      88     $7.14    $6.09   $5.16
        24       29     $2.54   $2.54    $2.53     54      59     $3.50   $3.48    $3.44     84      89     $7.33    $6.16   $5.18
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        25       30     $2.55   $2.55    $2.55     55      60     $3.56   $3.53    $3.49     85      90     $7.51    $6.24   $5.21
        26       31     $2.57   $2.57    $2.57     56      61     $3.63   $3.59    $3.54     86      91     $7.69    $6.30   $5.22
        27       32     $2.59   $2.59    $2.58     57      62     $3.69   $3.66    $3.60     87      92     $7.87    $6.36   $5.24
        28       33     $2.61   $2.60    $2.60     58      63     $3.76   $3.72    $3.66     88      93     $8.03    $6.41   $5.25
        29       34     $2.62   $2.62    $2.62     59      64     $3.84   $3.79    $3.72     89      94     $8.19    $6.46   $5.26
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
        30       35     $2.64   $2.64    $2.64     60      65     $3.91   $3.86    $3.78     90      95     $8.34    $6.50   $5.26
        31       36     $2.66   $2.66    $2.66     61      66     $3.99   $3.93    $3.84     91      96     $8.48    $6.53   $5.27
        32       37     $2.68   $2.68    $2.68     62      67     $4.08   $4.01    $3.91     92      97     $8.61    $6.56   $5.27
        33       38     $2.71   $2.70    $2.70     63      68     $4.17   $4.09    $3.98     93      98     $8.73    $6.58   $5.27
        34       39     $2.73   $2.73    $2.72     64      69     $4.27   $4.18    $4.05     94      99     $8.84    $6.60   $5.27
                                                                                            95 &   100 &
                                                                                            over    over    $8.94    $6.61   $5.27
      ------------------------------------------------------------------------------------------------------------------------------

If the income payable for a specific guaranteed period is equal to that for other guarantee periods the longer period will be deemed to have been elected.

                                   DEFINITIONS

ATTAINED AGE: Attained Age is the Issue Age plus the number of full years since the Policy Date.

BENEFICIARY: The Beneficiary is the person to whom the Proceeds are paid upon the Insured's death while your policy is in force. The Beneficiary is named in the application, unless changed.

CASH SURRENDER VALUE: The Cash Surrender Value of your policy on any date is the Cash Value minus any Indebtedness minus any surrender charge.

CASH VALUE: Your policy's Cash Value is the sum of the values in the Variable Account, Fixed Accounts, and the Policy Loan Account. Refer to the Nonforfeiture Provision for details.

COMPANY: The Company is the Nationwide Life Insurance Company. "We," "our", and "us" refer to the Company.

CONTINGENT BENEFICIARY: The Contingent Beneficiary will become the Beneficiary if the named Beneficiary dies prior to the date of the death of the Insured. The Contingent Beneficiary is named in the application, unless changed.

CONTINGENT OWNER: The Contingent Owner will become the Owner if the named Owner dies prior to the date of the death of the Insured. The Contingent Owner is named in the application, unless changed.

FIXED ACCOUNT: A Fixed Account is an investment option which is funded by the General Account of the Company.

FUND: A Fund is the underlying mutual fund in which Subaccount assets are invested. Excepting Managed Account Option Subaccounts, there is a Fund that corresponds to each Subaccount in a Variable Account. Managed Account Option Subaccounts may hold more than one Fund. The Funds are listed on the Policy Data Page with the corresponding Subaccounts.

GENERAL ACCOUNT: The General Account is made up of all of our assets other than those held in any separate investment account.

HOME OFFICE: The Home Office of the Company is at One Nationwide Plaza, Columbus, Ohio.

INDEBTEDNESS: Indebtedness is any amount you owe us as a result of a policy loan. Indebtedness consists of principal amount plus accrued interest.

INITIAL INVESTMENT DATE: The Initial Investment Date is the later of the Policy Date or the date we receive the Initial Premium at our Home Office.

INITIAL PREMIUM: The Initial Premium is the premium required for coverage to become effective on the Policy Date. It is shown on the Policy Data Page.

INSURED: The Insured is the person whose life is covered by this insurance policy and is named in the application.

ISSUE AGE: Issue Age is the Insured's age on the last birthday on or before the Policy Date. It is shown on the Policy Data Page.

MANAGED ACCOUNT OPTION: A Managed Account Option is a Subaccount that holds more than one Fund or assets other than Funds.

MATURITY DATE: The Maturity Date is the policy anniversary, from the Policy Date, on or next following the Insured's 100th birthday.

MINIMUM REQUIRED DEATH BENEFIT: The Minimum Required Death Benefit is the lowest death benefit which will qualify the policy as life insurance under Section 7702 of the Internal Revenue Code.

MINIMUM SPECIFIED AMOUNT: The Minimum Specified Amount is shown on the Policy Data Page. Changes to the policy which result in a Specified Amount below the Minimum Specified Amount will not be processed. Refer to Specified Amount Decreases and Partial Surrender Provisions for details.

NET AMOUNT AT RISK: The Net Amount at Risk on a monthly anniversary from the Policy Date is the death benefit minus the Cash Value, calculated prior to deduction of the base policy cost of insurance charge. On any other day, the Net Amount at Risk is the death benefit minus the Cash Value.

NET PREMIUM: The Net Premium is equal to the actual premium minus the percent of premium charge. The percent of premium charge is shown on the Policy Data Page. The Company may, at its sole discretion, apply a lower percent of premium charge.

OWNER: The Owner has all rights under this policy and is named in the application unless later changed and endorsed on this policy. "You" or "your" refer to the Owner of this policy.

PARTIAL SURRENDER AMOUNT: This is the amount requested by you as a partial surrender. We reserve the right to deduct a fee from this amount. The maximum fee is shown on the Policy Data Page.

POLICY DATA PAGE: The Policy Data Page contains more detailed information about the policy, some of which is unique and particular to the Owner, the Beneficiary, and the Insured.

POLICY DATE: The Policy Date is the date on which your policy becomes in force and insurance coverage takes effect. It is shown on the Policy Data Page. Policy years and policy months are measured from the Policy Date.

POLICY LOAN ACCOUNT: The Policy Loan Account is that portion of the Cash Value which results from policy loans.

PROCEEDS: Proceeds may constitute the amount of money payable to the Beneficiary if the Insured dies while your policy is in force, or the amount of money payable to you upon a surrender or the Maturity Date.

RIDER: A Rider is an optional benefit or feature available for purchase with the policy.

SEC: The SEC is Securities and Exchange Commission.

SPECIFIED AMOUNT: The Specified Amount is a dollar amount used to determine the death benefit of your policy. It is shown on the Policy Data Page.

SUBACCOUNT: A Subaccount is a part of a Variable Account. We use Subaccounts to account for your allocations of Net Premium and Cash Value among the Variable Account investment options available under your policy. The Subaccounts are listed on the Policy Data Page.

VALUATION DATE: A valuation date is any day on which the Home Office and the New York Stock Exchange are both open for business. Orders to purchase, redeem, and/or transfer among the Sub-Accounts must be received by the time we specify for that Subaccount. Any orders that are received after the specified time will be processed and valued as of the next valuation date.

VALUATION PERIOD: A Valuation Period is the interval of time between a valuation date and the next valuation date.

VARIABLE ACCOUNT: A Variable Account is a separate investment account of the Company that funds specified, non-guaranteed investment options available under the policy. The Variable Accounts are listed on the Policy Data Page.


                            GENERAL POLICY PROVISIONS

ENTIRE CONTRACT: The entire contract consists of this policy, the Policy Data Page, any attached Riders or endorsements, and the attached copy of any written application, including any written supplemental applications. No agent, registered representative, or other person may change this policy or waive any of its provisions. Any agreement, including but not limited to maturity extension, to alter this policy must be in writing, signed by our president or secretary and attached to or endorsed on your policy. We will not be bound by any promise or representations made by any agent or other persons.

APPLICATION: All statements made in an application are considered representations and not warranties. In issuing this policy, we have relied on the statements made in any application to be true and complete. No such statement will be used to void the policy or to deny a claim unless that statement is a material misrepresentation.

INCONTESTABILITY: We will not contest payment of the Proceeds upon the Insured's death based on the initial Specified Amount after this policy has been in force during the Insured's lifetime for two years from the Policy Date. For any increase in Specified Amount requiring evidence of insurability, we will not contest payment of the Proceeds based on such an increase after it has been inforce during the Insured's lifetime for two years from its effective date of the increase.

SUICIDE: If the Insured commits suicide, while sane or insane, within two years from the Policy Date, we will not pay the Proceeds normally payable on the Insured's death. Instead, we will pay the Beneficiary an amount equal to all premiums paid prior to the Insured's death, less any Indebtedness, and less any partial surrenders. For any increase in Specified Amount requiring evidence of insurability, if the Insured commits suicide, while sane or insane, within two years from the effective date of any such increase, we will not pay the Proceeds associated with such an increase. Instead, our liability with respect to such an increase will be limited to its cost of insurance charges.

INTERAL REVENUE CODE LIFE INSURANCE QUALIFICATION TEST: At time of policy issue, you must choose either the Guideline Premium or Cash Value Accumulation Test. You cannot change the test once we issue the policy. The two tests are defined in Section 7702 of the Internal Revenue Code and are used to define the Minimum Required Death Benefit and premium limitations.

ERROR IN AGE OR SEX: If the age or sex of the Insured has been misstated, the death benefit and Cash Value will be adjusted. The adjusted death benefit will be (1) multiplied by (2) and then the result added to (3) where:

1.   is the Net Amount at Risk at the time of the Insured's death;

2. is the ratio of the monthly cost of insurance applied in the policy month of death and the monthly cost of insurance that should have been applied at the true age and sex in the policy month of death; and

3.   is the Cash Value at the time of the Insured's death.

The Cash Value will be adjusted to reflect the cost of insurance charges based on the correct age and sex from the Policy Date.

EFFECTIVE DATE OF COVERAGE: The effective date of coverage of any person insured under your policy is as follows:

1. the Policy Date is the effective date for all coverage provided in the original application;

2. for any increase or addition to coverage, the effective date will be the monthly anniversary, from the Policy Date, on or next following the date we approve the supplemental application; and

3. for any insurance that has been reinstated, the effective date will be the monthly anniversary, from the Policy Date, on or next following the date we approve your request for reinstatement.

TERMINATION: All coverage under your policy will terminate when any one of the following events occurs:

1.   you request in writing that the coverage terminates;

2.   the Insured dies;

3.   the policy matures;

4.   the grace period ends; or

5.   you surrender the policy for its Cash Surrender Value.

ANNUAL REPORT: We will send you a report at least once a year which shows the current Cash Value, Cash Surrender Value, amount of insurance, premiums paid, minimum monthly premiums, all charges since the last report and outstanding policy Indebtedness. The report will also include any other information required by laws and regulations, both federal and state. We will mail this report to you at your address in the application or another address you specify.

ILLUSTRATION OF BENEFITS AND VALUES: We will provide a projection of illustrative future benefits and values under this policy at any time. Your written request and payment of a service fee set by us at the time of the request will be required.

NONPARTICIPATION: This is a nonparticipating policy on which no dividends are payable. Your policy will not share in our profits or surplus earnings.

CURRENCY: Any money we pay, or that is paid to us, must be denominated in United States currency.

SIGNATURE GUARANTEE AND REQUIRED DOCUMENTATION: For your protection, a written request for a surrender, a partial surrender, policy loan, or a change in ownership must be signed. We may require the signature to be guaranteed by a member firm of the New York, American, Boston, Midwest, Philadelphia, or Pacific Stock Exchanges, or by a commercial bank or a savings and loans, which is a member of the Federal Deposit Insurance Corporation. In some cases, we may require additional documentation of a customary nature.



                  OWNER, BENEFICIARY AND ASSIGNMENT PROVISIONS


OWNER:  While the Insured is living, all rights in your policy belong to you.

OWNERSHIP AT YOUR DEATH: You may name a Contingent Owner who will become the Owner of the policy if you die before the Insured. If there is no Contingent Owner at the time of your death and you predecease the Insured, your estate will become the Owner of the policy.

DESIGNATING AND CHANGING OWNERSHIP: You may name a Contingent Owner or a new Owner at any time while the Insured is living. If a new Owner is named, any earlier designation of Owner(s) or Contingent Owner(s) is automatically revoked. Any change must be in a written form satisfactory to us and recorded at our Home Office. Once recorded, the change will take effect as of the date you signed it. The change will not affect any payment made or any action we take before it was recorded. We may require that you send us your policy for endorsement before making a change.

BENEFICIARY: The Beneficiary is the person(s) who is entitled to receive the Proceeds upon the death of the Insured. The Contingent Beneficiary is the person(s) entitled to receive the Proceeds if no Beneficiary is alive at the time of the death of the Insured.


DESIGNATING AND CHANGING THE BENEFICIARY AND THE CONTINGENT BENEFICIARY: You may designate on the application one or more Beneficiary(ies), and one or more Contingent Beneficiaries. While the Insured is alive, you may change any Beneficiary or Contingent Beneficiary designation. Any change must be in a written form satisfactory to us. We must receive the change at our Home Office. We may require that we receive the policy for endorsement before we record the change. Once we record the change, the change will be effective as of the date it was signed; provided, however, that we will not be liable to any person for any action or payment we make prior to recording the change.

PAYMENTS TO THE BENEFICIARY: We will pay the Proceeds, upon the Insured's death, to the Beneficiary(ies) that survives the Insured. If no Beneficiary survives the Insured, the Contingent Beneficiary(ies) becomes the Beneficiary(ies) and will be paid the Proceeds. If no Beneficiary or Contingent Beneficiary survives the Insured, we will deem you (or your estate) to be the Beneficiary and pay you (or your estate) the death benefit Proceeds.

If there are multiple payees of the Proceeds, we will pay them on a pro-rata basis, unless you instruct us prior to the Insured's death to pay them on some other basis.

ASSIGNMENT: While the Insured is living, you may assign any or all rights under your policy. We will not be bound by any assignment unless it is in a written form acceptable to us and is recorded at our Home Office. An assignment will not affect any payments made or actions taken by us before we record it. The assignment will be subject to any Indebtedness owed to us before it was recorded. The interest of any Beneficiary will be subject to the rights of any assignee of record at our Home Office. We will not be responsible for the sufficiency or validity of any assignment.


                               PREMIUM PROVISIONS

PREMIUM PAYMENTS: The Initial Premium is due on the Policy Date. It will be credited on the Initial Investment Date. Any due and unpaid monthly deductions will be subtracted from the Cash Value at this time. Insurance will not be effective until the Initial Premium is paid. The Initial Premium is shown on the Policy Data Page.

Premiums other than the Initial Premium may be paid at any time while your policy is in force subject to the limits described below. Planned premium payment reminder notices will be furnished upon request. You may pay the Initial Premium to us at our Home Office or to an authorized agent. All premiums after the first are payable at our Home Office. Premium receipts will be furnished upon request.

LIMITS: Each premium payment must be at least $50. Additional premium payments may be made at any time while your policy is in force. However, we reserve the right to require satisfactory evidence of insurability before accepting any additional premium payment which results in any increase in the Net Amount at Risk. Also, we will refund any portion of any premium payment which is determined to be in excess of the premium limit established by law to qualify your policy as a contract for life insurance. We may also require that any existing policy Indebtedness is repaid prior to accepting any additional premium payments.



                                LAPSE PROVISIONS


LAPSE: Your policy will remain in force so long as the Cash Surrender Value, on the monthly anniversary from the Policy Date, is sufficient to cover the deduction for charges. Otherwise, your policy will lapse, subject to the Guaranteed Policy Continuation Provision and a grace period. When your policy lapses, insurance coverage and any Riders you have selected will have no value.

GUARANTEED POLICY CONTINUATION PROVISION: During the guaranteed policy continuation period, your policy will not lapse while the sum of all your premium payments (including the Initial Premium), minus any Indebtedness and partial surrenders, is greater than or equal to the sum of the "Policy Continuation Premiums" (as shown on the Policy Data Page) due through the most recent monthly anniversary from the Policy Date. This amount may vary by policy duration, and it may be affected by any changes to your policy.

GRACE PERIOD: Before the end of a grace period, your policy will not lapse if you pay the greater of enough premium to cover four times the current monthly deduction for charges or enough premium to maintain the Guaranteed Policy Continuation Provision, if applicable. We will pay the Proceeds upon the Insured's death during a grace period, so long as your policy has been in force during the Insured's lifetime for two years from the Policy Date. Also, you may surrender your policy for its Cash Surrender Value during a grace period. We will send you a notice at the start of a grace period. From the date on which the notice is postmarked, the grace period will last for 61 days.

REINSTATEMENT: Within three years of the end of a grace period (and before the Maturity Date), you may request to reinstate your policy that has lapsed. You must submit your request in writing. We may require you to provide further evidence of insurability that is satisfactory to us. You will need to pay enough premium to cover the monthly deductions for charges while your policy was within a grace period, and to cover three times the current monthly deduction for charges from the date we reinstate your policy. That date will be on the next monthly anniversary from the Policy Date after which we approved your request for reinstatement. For your policy to be reinstated, you will also either need to repay any Indebtedness, or have it reinstated. Upon reinstatement, the Cash Value of your policy, before any premium payments or loan repayments, will be set equal to the lesser of the Cash Value at the end of the grace period, or the surrender charge for the year from the Policy Date in which we reinstate your policy.


                            DEATH BENEFIT PROVISIONS

DEATH BENEFIT: If the Insured dies while the policy is in force prior to the Maturity Date, your policy will provide a death benefit. The death benefit will be determined in accordance with one of the following options, whichever is in effect on the date of the Insured's death, subject to the Minimum Required Death Benefit. The current option in effect is shown on the Policy Data Page.

OPTION 1: The death benefit will be the Specified Amount on the date of death;

OPTION 2: The death benefit will be the Specified Amount plus the Cash Value on the date of death;

OPTION 3: The death benefit will be the Specified Amount plus the accumulated premium account on the date of death.

The accumulated premium account is all premium payments accumulated to the date of death less any partial surrenders accumulated to the date of death. The accumulations will be calculated based on the Option 3 interest rate shown on the Policy Data Page. In no event will the accumulated premium account be less than zero or greater than the Option 3 maximum increase shown on the Policy Data Page.

For any death benefit option, the calculation of the Minimum Required Death Benefit is shown on the Policy Data Page.

DEATH PROCEEDS: The actual amount of money payable to the Beneficiary if the Insured dies while your policy is in force prior to the Maturity Date equals:

1.   the death benefit provided by your policy; plus

2.   any insurance on the Insured's life that may be provided by Riders; minus

3.   any Indebtedness; minus

4.   any due and unpaid monthly deductions accruing during the grace period.

We will pay these Proceeds to the Beneficiary after we receive at our Home Office proof of death satisfactory to us and such other information as we may reasonably require. Such Proceeds will be adjusted under certain conditions. Refer to the Incontestability, Suicide, and Error in Age or Sex Provisions.





MATURITY DATE EXTENSION: If the Insured is alive on the original Maturity Date of the policy, you may extend the Maturity Date. Unless you elect otherwise, the Maturity Date will be extended until the date the Insured dies and the following will apply:

1.   No premium payments will be allowed after the original Maturity Date.

2. Increases to the Specified Amount will not be permitted after the original Maturity Date.

3. Death Benefit Option changes will not be permitted after the original Maturity Date.

4. On the original Maturity Date, 100% of the Cash Value in the Subaccounts will be transferred to the Fixed Account, which is funded by the General Account of the Company, and transfers out of the Fixed Account will not be permitted.

5. No further monthly deductions will be taken after the original Maturity Date. The cost of insurance charges will be zero after the original Maturity Date.

6. The Specified Amount for Maturity Date Extension will be equal to the Specified Amount at the Insured's Attained Age 85, less items (a) and (b) where:

     (a) is any decrease to the Specified Amount after the Insured's Attained Age 85; and

     (b) is an adjustment for partial surrenders taken after Insured's Attained Age 85. The amount of the adjustment varies based on the Death Benefit Option and the Insured's Attained Age, and is defined within the chart below:

                                                                   INSURED'S ATTAINED AGE
                                                              86-90                91 AND OLDER
              DEATH BENEFIT OPTION 1                 Amount by which the        Amount proportionate to
                                                     base policy Specified      the ratio of the surrender
                                                     Amount is reduced due      to the contract value prior
                                                     to the surrender.          to the surrender.

              DEATH BENEFIT OPTION 2 OR 3                     0                         0

DEATH BENEFIT OPTION CHANGES: After the first policy year, you may change the death benefit option under your policy from Option 1 to Option 2, Option 2 to Option 1, Option 3 to Option 1 or Option 3 to Option 2. We will adjust the Specified Amount such that the Net Amount at Risk remains constant before and after the death benefit option change. The effective date of change will be the monthly anniversary from the Policy Date on or next following the date we approve the request for change.

Only one change of option is permitted in a policy year. We will refuse a death benefit option change which would reduce the Specified Amount to a level where the total premiums already paid exceeds the premium limit, if any, established by law to qualify your policy as a contract for life insurance. In order for a death benefit option change to become effective, the Cash Surrender Value, after the change, must be sufficient to keep the policy in force for at least three months.

SPECIFIED AMOUNT INCREASES: At any time after the first year from the Policy Date, you may request an increase in Specified Amount. Your request must be in writing to our Home Office on our official forms. Any increase shall be subject to the following conditions:

1.   you must provide evidence of insurability satisfactory to us;

2.   the increase must be for a minimum of $10,000;

3. the Cash Surrender Value is sufficient to keep this policy in force with the new Specified Amount for at least three months; and

4.   age limits are the same as for a new issue.

An approved increase will have an effective date of the monthly anniversary from the Policy Date on or next following the date we approve the supplemental application unless you request a different date. We reserve the right to limit the number of increases in Specified Amount to one each year from the Policy Date.

SPECIFIED AMOUNT DECREASES: At any time after the first year from the Policy Date, you may request a decrease in the Specified Amount. Any decrease will be effective on the monthly anniversary from the Policy Date, on or next following our receipt of your request unless you request a different date. Any such decrease shall reduce insurance in the following order:

1.   against insurance provided by the most recent increase;

2.   against the next most recent increases successively; and

3.   against insurance provided under the original application.

We reserve the right to limit the number of decreases in the Specified Amount to one each year from the Policy Date. We will refuse a request for a decrease which would:

1.   reduce the Specified Amount below the Minimum Specified Amount; or

2.   disqualify this policy as a contract for life insurance.


                            NONFORFEITURE PROVISIONS

CASH VALUE: The Cash Value of your policy is the sum of the Cash Value in each Subaccount, the Fixed Accounts, and the Policy Loan Account. The Cash Value in each Subaccount on the Initial Investment Date is equal to the portion of the Net Premium allocated to the Subaccount minus a pro-rata monthly deduction for the month following the Policy Date.

The Cash Value in each Subaccount on each subsequent Valuation Period is equal to (1) plus (2) plus (3) minus (4) minus (5) minus (6), where:

(1) is the Cash Value in the Subaccount on the preceding Valuation Period multiplied by its net investment factor for the current Valuation Period;

(2) is any Net Premiums or other amounts allocated to the Subaccount during the current Valuation Period;

(3) is any amounts transferred to the Subaccount during the current Valuation Period;

(4) is any amounts transferred from the Subaccount during the current Valuation Period;

(5) is the portion of any monthly deductions which are due and charged to the Subaccount during the current Valuation Period; and

(6) is any Partial Surrender Amount allocated to the Subaccount during the current Valuation Period.

The Cash Value in the Policy Loan Account is zero, unless you take a policy loan. If you take a policy loan, then the Cash Value in the Policy Loan Account on the loan date is equal to the amount of the loan. The loan amount is transferred from a Variable Account in proportion to the Cash Value in each Subaccount on the date of the loan. Loan amounts will be transferred from the Fixed Accounts only when insufficient amounts are available in the Variable Account. Then, loan amounts will be transferred from the Fixed Accounts based on each Fixed Account's transfer restriction level. Loan amounts will be transferred from Fixed Accounts with a lower percentage transfer restriction level only when insufficient amounts are available in Fixed Accounts with a higher percentage transfer restriction level. Fixed Account transfer restriction levels are stated on the Policy Data Page.

The Cash Value in the Policy Loan Account on each subsequent Valuation Period is equal to (1) plus (2) plus (3) minus (4) minus (5) where:

(1) is the Cash Value in the Policy Loan Account on the preceding Valuation Period;

(2)  is any interest credited during the current Valuation Period;

(3) is any amounts transferred to the Policy Loan Account because of additional policy loans and any due and unpaid loan interest during the current Valuation Period;

(4) is the amount of any loan repayments you make during the current Valuation Period; and

(5) is any amount of interest transferred from the Policy Loan Account to the Variable Account or a Fixed Account during the current Valuation Period.

THE CASH VALUE IN A FIXED ACCOUNT IS ZERO UNLESS SOME OR ALL OF THE CASH VALUE IS ALLOCATED TO A FIXED ACCOUNT. THE CASH VALUE IN A FIXED ACCOUNT ON THE INITIAL INVESTMENT DATE IS EQUAL TO THE PORTION OF THE NET PREMIUM ALLOCATED TO THE

PARTICULAR FIXED ACCOUNT MINUS A PRO-RATA MONTHLY DEDUCTION FOR THE MONTH FOLLOWING THE POLICY DATE. THE CASH VALUE IN A FIXED ACCOUNT ON EACH SUBSEQUENT VALUATION DAY IS EQUAL TO:

1.   the Cash Value in this Fixed Account on the preceding Valuation Day; plus

2.   any interest credited during the current Valuation Period; plus

3. any Net Premiums or other amounts allocated to this Fixed Account during the current Valuation Period; minus

4. any amounts transferred from this Fixed Account during the current Valuation Period; minus

5. the portion of any monthly deductions which are due and charged to this Fixed Account during the current Valuation Period; minus

6. any Partial Surrender Amounts allocated to this Fixed Account during the current Valuation Period.

MONTHLY DEDUCTION: The monthly deduction for each month from the Policy Date, shall be calculated as:

1. the Mortality and Expense Risk Charges. The mortality and expense charges are shown on the Policy Data Page; plus

2. the monthly expense charges. These charges will not exceed the Maximum Monthly Policy Expense Charges shown on the Policy Data Page; plus

3.   the monthly cost of any additional benefits provided by any Riders; plus

4.   the monthly cost of insurance.

The monthly deductions other than the Mortality and Expense Risk Charge will be charged proportionately to the Cash Values in each Subaccount and each Fixed Account, unless otherwise elected. If one Variable Account holds interests in another, monthly deductions will be charged in only one. The Mortality and Expense Risk Charge will be charged proportionately to the Cash Values in each Subaccount only, unless otherwise elected.

MONTHLY COST OF INSURANCE: A deduction will be made on the Policy Date, and each monthly anniversary from the Policy Date, for the monthly cost of insurance. This monthly deduction will be charged proportionately to the Cash Values in each Subaccount and the Fixed Accounts, unless otherwise elected. If one Variable Account holds interests in another, monthly cost of insurance will be charged in only one. The monthly cost of insurance for each policy month is determined by multiplying the monthly cost of insurance rate by the Net Amount at Risk. The monthly cost of insurance rate is described under the Cost of Insurance Rates Provision.

If there have been increases in the Specified Amount, then the Cash Value shall be first considered a part of the initial Specified Amount. If the Cash Value exceeds the initial Specified Amount, it shall then be considered a part of the increases in Specified Amount in the order of the increases.

COST OF INSURANCE RATES: A separate monthly cost of insurance rate is used to obtain the monthly cost of insurance for the Insured's initial Specified Amount and each increase in Specified Amount. Each rate is based on the Insured's Issue Age, sex, underwriting class, and any substandard rating at the time the initial Specified Amount was issued, or increase took effect, and on the duration since that time.

Monthly cost of insurance rates will be determined by us from time to time, based on our expectations as to future experience. Any change in cost of insurance rates will be on a uniform basis for Insureds of the same Issue Age, sex, underwriting class, and any substandard rating whose policies have been in force for the same length of time. These rates will never be greater than the Guaranteed Maximum Monthly Cost of Insurance Rates shown on the Policy Data Page. The basis for these Guaranteed Maximum Cost of Insurance Rates is shown in the Basis of Computation on the Policy Data Page.

INTEREST CREDITING: Any Cash Value allocated to the Policy Loan Account will be credited interest daily. The guaranteed minimum annual effective rate is shown on the Policy Data Page. Interest in excess of the minimum guaranteed rate may be credited.

Any Cash Value allocated to the Fixed Accounts will be credited interest daily. The guaranteed minimum annual effective rate for each Fixed Account is shown on the Policy Data Page. Interest in excess of the minimum guaranteed rate may be credited. Each Fixed Accounts may credit a different rate. The current interest rate in effect at the time of transfer to the Fixed Accounts will be guaranteed through the end of the calendar quarter. Thereafter, any excess interest rates will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the Insurance Department of the state in which this policy was delivered.

MINIMUM LEGAL VALUES: The cash surrender, loan and other values in your policy are at least as large as those set by law in the state where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

CONTINUATION OF INSURANCE: If the premium payments are not made, insurance coverage under this policy and any benefits provided by any Rider will be continued in force. Such coverage will be continued as provided in the Grace Period Provision. This provision will neither continue the policy beyond the Maturity Date, nor continue any Rider beyond the date for its termination, as provided in the Rider.

SURRENDER CHARGE: When this policy lapses or is surrendered, a surrender charge is deducted from the Cash Value. Surrender charges are calculated separately for the initial Specified Amount and each increase in Specified Amount. The amount and duration of the surrender charges for each segment of coverage are shown in the Table of Surrender Charges on the Policy Data Page.

COMPLETE SURRENDER: Your policy may be surrendered for its Cash Surrender Value at any time while it is in force. You must submit a written request on a form acceptable to us. We may also require the return of your policy. The date of surrender will be the date we receive your written request at our Home Office. The Cash Surrender Value will be determined as of the end of the Valuation Period during which your request is received. All coverage will end on the date of surrender.

PARTIAL SURRENDER: A partial surrender may be made at any time while this policy is in force. You must submit a written request. We may also require that this policy be sent to us. We reserve the right to limit the number of partial surrenders in a policy year to one a year from the Policy Date. In addition, a partial surrender will be allowed only if after the partial surrender, this policy continues to qualify as a contract for life insurance. We reserve the right to deduct a fee from the Partial Surrender Amount you requested. The maximum fee is shown on the Policy Data Page.

When a partial surrender is made, we will reduce the Cash Value by the Partial Surrender Amount.

We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount at Risk. However, the reduction to the Specified Amount will not be greater than the Partial Surrender Amount.

Any such decrease to the Specified Amount as a result of an ordinary partial surrender will reduce insurance in the following order:

1.   against the insurance provided by the most recent increase;

2.   against the next most recent increase successively; and

3.   against the insurance under the original application.

We will allocate partial surrenders first among the Subaccounts in proportion to the Cash Value in each Subaccount as of the partial surrender date, unless otherwise elected. Partial surrenders will be transferred from the Fixed Accounts only when insufficient amounts are available in the Variable Subaccounts. Then, partial surrenders will be transferred from the Fixed Accounts based on each Fixed Account's transfer restriction level. Partial surrenders will be transferred from the Fixed Accounts with a lower percentage transfer restriction level only when insufficient amounts are available in the Fixed Accounts with a higher percentage transfer restriction level. Fixed Account transfer restrictions are stated on the Policy Data Page. A partial surrender is subject to the following conditions:

1.   the minimum partial surrender is $200;

2. during each of the first ten years from the Policy Date, the sum of all partial surrenders in a policy year cannot exceed 10% of the Cash Surrender Value as of the beginning of that year.

3. after the completion of ten years from the Policy Date, the maximum amount of a partial surrender is the Cash Surrender Value less the greater of $500 or three monthly deductions;

4. a partial surrender may not reduce the Specified Amount below the Minimum Specified Amount;

5. a partial surrender will not be permitted if it violates the definition of life insurance under section 7702 of the Internal Revenue Code; and

6. Nationwide reserves the right to defer payment for a period permitted by law, but not more than six months from the date of the written partial surrender request.

CHANGES IN POLICY COST FACTORS: Changes in cost of insurance rates, credited interest rates or other policy expense charges will be by class and will be based on changes in future expectations for factors such as:

1.   investment earnings;

2.   mortality;

3.   persistency;

4.   expenses; and

5.   taxes.

Any changes will be determined in accordance with the procedures on file, if required, with the insurance regulator in the state in which this policy was delivered.


                                 LOAN PROVISIONS

POLICY LOAN: You may request a loan at any time while your policy is in force. All loans must be requested in writing on a form acceptable to us. The loan date is the date we process the loan.

MAXIMUM AND MINIMUM LOAN VALUE: A loan may not increase Indebtedness to exceed the maximum loan value as of the date of any loan. The maximum loan value is (1) plus (2) plus (3) minus (4) on the loan date, where:

1.   is 90% of the Cash Value in the Variable Accounts;

2.   is 100% of the Cash Value in the Fixed Accounts;

3.   is 100% of the Cash Value in the Policy Loan Account; and

4.   is 100% of the surrender charge.

                        The minimum loan amount is $200.

LOAN COLLATERAL AND CREDITED INTEREST: You must assign your policy to us as collateral for a loan. We will establish a Policy Loan Account equal to the amount of the loan. We will credit the Policy Loan Account with interest daily at the rate shown on the Policy Data Page.




LOAN INTEREST ON INDEBTEDNESS: The loan interest rate is shown on the Policy Data Page. Interest is charged daily against Indebtedness and is payable at the end of each year from the Policy Date. Unpaid interest will be added to the existing Indebtedness as of the due date and will be charged interest at the same rate as the rest of the loan.

LOAN REPAYMENT: All or part of a loan may be repaid to us at any time while your policy is in force during the Insured's lifetime. The minimum repayment is $50. Any payment intended as a loan repayment, rather than a premium payment, must be identified as such. Any Indebtedness that exists at the end of the grace period may not be repaid unless this policy is reinstated.

EFFECT OF LOAN: When you take a loan, we will transfer an amount equal to the policy loan from a Subaccount or a Fixed Account to the Policy Loan Account. Any loan interest that becomes due and unpaid will also be transferred. Amounts transferred to the Policy Loan Account will earn interest daily from the date of transfer. When you repay part or all of a loan, we will transfer an amount equal to the amount you repay from the Policy Loan Account to a Subaccount or a Fixed Account. We reserve the right to require that any loan repayments resulting from loans transferred from a Fixed Account must be allocated to the corresponding Fixed Account.

Unless you specify otherwise, we will allocate loans among the Subaccounts in proportion to the Cash Value in each Subaccount as of the loan date. Loan amounts will be transferred from a Fixed Account only when insufficient amounts are available in the Subaccounts. Then, loans will be transferred from the Fixed Accounts based on each Fixed Account's transfer restriction level. Loan amounts will be transferred from Fixed Accounts with a lower percentage transfer restriction level only when insufficient amounts are available in Fixed Accounts with a higher percentage transfer restriction level. Fixed Account transfer restriction levels are stated on the Policy Data Page. Any loan interest which becomes due and is unpaid will be transferred to the Policy Loan Account in proportion to the Cash Values in each Subaccount. Unless specified, loan repayments will be allocated among the Subaccounts using the Fund allocation factors in effect on the date of the repayment, subject to any other restrictions the Company may impose.

Since the amount you borrow is removed from a Subaccount or a Fixed Account, a loan will have a permanent effect on any death benefit and Cash Surrender Value of this policy. The effect may be favorable or unfavorable. This is true whether you repay the loan or not. If not repaid, Indebtedness will reduce the amount of any Proceeds.

TERMINATION OF POLICY: If the total Indebtedness ever equals or exceeds the Cash Value less the surrender charge, your policy may lapse, as described in the Lapse Provisions.


                          EXCHANGE OF POLICY PROVISIONS

RIGHT OF EXCHANGE: Within 24 months from the Policy Date, you may exchange this policy for a new policy on the life of the Insured. We will not require evidence of insurability for this exchange. A new policy means the policy for which this policy may be exchanged.

CONDITIONS: Your right to make this exchange is subject to the following conditions:

1. You must ask for the exchange in writing to our Home Office on our official forms.

2.   You must surrender this policy to us.

3. We must have your written request and this policy at our Home Office while this policy is in force and not in a grace period.

4.   You must pay us any money due on the exchange.

EXCHANGE DATE:  The exchange date will be the later of:

1.   the date we receive this policy and your written request at our Home
     Office; or

2. the date we receive at our Home Office any sum due to be paid for such an exchange.

This new policy will take effect on the exchange date only if the Insured is alive. This policy will terminate when the new policy takes effect.


NEW POLICY: The new policy may be a Flexible Premium Adjustable Life Insurance Policy offered by us on the Policy Date. The new policy will have a death benefit on the exchange date not more than the death benefit of this policy immediately prior to the exchange date. The new policy will have the same Policy Date and Issue Age as this policy. The initial Specified Amount and any increase in Specified Amount will have the same rate class as the one in this policy. Any Indebtedness may be transferred to the new policy.

EXCHANGE AT OTHER TIMES: After 24 months from the Policy Date, you may exchange this policy for a new policy, subject to our approval. You must furnish any evidence of insurability we require and pay all costs associated with the exchange.


                    VALUATION OF ASSETS IN A VARIABLE ACCOUNT

DETERMINING INVESTMENT RESULTS: The Cash Value will change with a change in the investment results of the Subaccounts. An index called an accumulation unit value measures changes in a Subaccount's investment experience. Each Subaccount has its own accumulation unit value.

For each Subaccount, the accumulation unit value was initially set at $10.00. The accumulation unit value for a Subaccount in each subsequent Valuation Period is equal to (1), multiplied by (2), where:

(1) is the Subaccount's accumulation unit value for the preceding Valuation Period; and

(2)  is the Subaccount's net investment factor for the subsequent Valuation
     Period.

NET INVESTMENT FACTOR: Because the net investment factor may be greater than or less than one, the accumulation unit value may increase or decrease from one Valuation Period to the next; however, the accumulation unit value remains constant throughout a Valuation Period. The net investment factor for a Subaccount for a Valuation Period is obtained by dividing (1) by (2), where:

(1)  is the net of:

     (a) the net asset value per underlying investment measurement unit of the Fund or Managed Account Option held in the Subaccount at the end of the current Valuation Period; plus

     (b) the per underlying investment measurement unit amount of any dividend and capital gains distributions made by a security held in the Subaccount if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

     (c) a per underlying investment measurement unit charge or credit for taxes reserved for, if any, which is determined by the Company to have resulted from the investment operations of the Subaccount.

(2)  is the net of:

     (a) the net asset value per share of the Fund held in the Subaccount determined as of the end of the immediately preceding Valuation Period; plus or minus

     (b) the per underlying investment measurement unit charge or credit for taxes reserved for in the immediately preceding Valuation Period.


            THE VARIABLE ACCOUNT, ALLOCATIONS, TRANSFERS AND CHANGES

VARIABLE ACCOUNT: A Variable Account is a separate investment account for the Company. One or more are named on the Policy Data Page. The Variable Account is subject to the laws of Ohio.

We own the assets of the Variable Account; we keep them separate from the assets of our General Account. We maintain assets which are at least equal to the reserves and other liabilities of the Variable Account. Such assets will not be charged with liabilities that arise from any other business we conduct. We may transfer to our General Account assets which exceed the reserves and other liabilities of a Variable Account.

We will determine the value of the assets in the Variable Account at the end of each Valuation Period.

SUBACCOUNTS: The Variable Account may have multiple Subaccounts. We list them on the Policy Data Page. You determine, using Fund or Managed Account Option allocation factors, expressed as percentages, how Net Premiums will be allocated among the Subaccounts. You may choose to allocate nothing to a particular Subaccount. Any allocation you make must be at least 1%; you may not choose a fractional percent. The sum of the Fund and Managed Account Option allocation factors, together with your Fixed Account allocating must equal 100%.

In states that require a full refund of premiums during the "Right to Examine Policy" period, Net Premiums will be allocated to a Subaccount that invest in a money market Fund or to a Fixed Account. The day following the end of this period, the Cash Value in that Subaccount will be transferred to the variable Subaccounts according to your chosen Fund allocation factors. Also, any subsequent Net Premiums will be allocated according to your chosen factors. Fund allocation factors during and immediately after the "Right to Examine Policy" period, are shown on the Policy Data Page. After the "Right to Examine Policy" period has expired, you may transfer amounts among the Subaccounts. Transfers will take effect on the date your written request is received at our Home Office, subject to any restrictions imposed by a Fund.

You may change the allocation for future Net Premiums at any time while your policy is in force. To do so, you must notify us in writing in a form that meets our approval. The change will take effect on the date we receive your written request at our Home Office.

Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount. This is without regard to income, gains, or losses in our other Subaccounts, separate investment accounts, or our General Account.

RIGHT TO TRANSFER: You may transfer amounts among the Subaccounts on a daily basis. Transfers may be made via any method deemed acceptable by us. We reserve the right to refuse or limit any transfer request, or take any action we deem necessary with respect to transfers among specified Subaccounts in order to protect policy Owner and Beneficiaries from negative investment results that may arise from harmful investment practices employed by certain Owners or their representative. Our failure to exercise our rights under this section shall not be construed as a waiver of our rights.

CHANGES OF SUBACCOUNT INVESTMENTS: A Managed Account Option Subaccount or a Subaccount holding one Fund might, in our judgment, become unsuitable for investment under the policy. This might happen because of a change in investment policy, a change in the laws or regulations, the investment option is no longer available for investment, or for some other reason. If this occurs, we have the right to substitute another investment option. However, we would first notify you and seek any required approvals from the SEC and the Superintendent of Insurance of the State of Ohio.

OTHER CHANGES: To the extent permitted by applicable laws and regulations (including any order of the SEC), we may make changes as follows:

1. A Variable Account may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if we deem it to be in the best interest of the policy Owners.

2. A Variable Account may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required.

3.   A Variable Account may be combined with other separate investment accounts.

4. The provisions of this and other policies may be modified to comply with any other applicable federal or state laws.

In the event of such changes, we may make appropriate endorsement on this and other policies having an interest in a Variable Account and take other actions as may be necessary to effect such a change.

                            FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT: The Fixed Accounts are funded by the General Account of the Company. The Fixed Accounts are credited with interest as described under the Nonforfeiture Provisions but the crediting rate may vary among Fixed Accounts. In addition to allocating your Net Premiums to one or more of the Subaccounts described above, you may direct all or part of your Net Premiums into one or more of the Fixed Accounts identified on the Policy Data Page.

RIGHT TO TRANSFER: You may transfer amounts between the Fixed Accounts and the Subaccounts, subject to the limits below, without penalty or adjustment. We reserve the right to refuse or limit the number of transfers between the Fixed Accounts.

FIXED ACCOUNT RESTRICTIONS: We reserve the right to limit the amount transferred into or out of a Fixed Account during a policy year. The restrictions include limits on the amount of Fixed Account Cash Value, Subaccount Cash Value, or Policy Cash Value you may transfer to or from the Fixed Accounts. The maximum restrictions applicable to each Fixed Account are stated on the Policy Data Page. Transfers to the Fixed Accounts may not be made prior to the first policy anniversary or within 12 months of any prior transfer.


                       PROCEEDS AND SETTLEMENT PROVISIONS

PAYMENT OF PROCEEDS: Unless an optional mode of settlement is elected, we will pay the Proceeds in a lump sum. If you elect an optional mode of settlement, we will pay the Proceeds from our General Account, and the sum will no longer be affected by the investment experience of any Subaccount.

OPTIONAL MODES OF SETTLEMENT: One or a combination of settlement options may be chosen. A settlement option may be chosen only if the total amount placed under the option is at least $2,000.00, and each payment is at least $20.00.
A settlement option election may be changed at any time by a proper written request to our Home Office. Once recorded, it will become effective on the date it was requested. We may require proof of the age of any person to be paid under a settlement option. While this policy is in force, you may choose or change settlement options at any time. If no settlement option has been chosen prior to the Insured's death, the Beneficiary may choose one. A change of Beneficiary automatically revokes any option in effect.

Settlement option payments are not assignable. To the extent allowed by law, settlement option payments are not subject to the claims of creditors or to legal process.

Under Options 2, 3, 4, and 5, payments will be made at the beginning of each 12, 6, 3, or 1 month interval beginning on the date of the Insured's death, on the Maturity Date, or on the date of surrender, as applicable. Under Option 1 and 6, payments will be made at the end of every 12, 6, 3, or 1 month interval from the date of the Insured's death, on the Maturity Date, or on the date of surrender, as applicable.

Under Options 1, 2, and 4, withdrawal of any outstanding balance may be made by written request to our Home Office. No amount left with us under Options 3, 5, or 6 may be withdrawn.

Options 1, 2, 4, and the guaranteed period of Option 3, provide for payment of interest at a guaranteed minimum interest rate of 2 1/2% per year, compounded annually. Any interest to be paid in excess of this rate will be determined once a year.

OPTION 1 - INTEREST INCOME: The Proceeds remain with us to earn interest. This interest may be left to accumulate or be paid periodically as stated above.

OPTION 2 - INCOME FOR A FIXED PERIOD: Proceeds remaining with us will be paid over a specified number of years (not exceeding 30 years). Each payment consists of a portion of the Proceeds plus a portion of the interest credited on the outstanding balance. The amount payable monthly for each $1,000 left with us will be at least the amount shown in the Option 2 Table.

OPTION 3 - LIFE INCOME WITH PAYMENTS GUARANTEED: Payments are made for a guaranteed period of 10, 15, or 20 years, and thereafter for the remainder of a payee's lifetime. The amount payable monthly for each $1,000 left with us is shown in the Option 3 Table, according to the payee's age on the effective date of the option.

OPTION 4 - FIXED INCOME FOR VARYING PERIODS: The Proceeds may be left on deposit with us at interest with payments of a fixed amount being paid at specified intervals until principal and interest have been exhausted. The last payment will be for the balance only. The total amount payable each year may not be less than 5% of the original Proceeds. (i.e., not less than $50 per annum of each $1,000 of original Proceeds.)

OPTION 5 - JOINT AND SURVIVOR LIFE INCOME: Equal payments will be made for the longer of the lives of two named payees. In other words, when one payee dies, the same payment continues to be paid for the remainder of the surviving payee's life. We will furnish values for other age combinations (than those shown in Option 5 Table) upon request.

OPTION 6 - ALTERNATE LIFE INCOME: We will use the Proceeds to purchase an annuity. The amount payable will be 102% of our current individual immediate annuity purchase rate on the date of the Insured's death, on the Maturity Date, or on the date of surrender, as applicable. We reserve the right to change our current annuity rates at any time. However, once this option has been selected, any revision in rates will not affect payment to a payee or payees. Upon request, we will quote the amount currently payable under this settlement option.

For "Settlement Option" Tables, please see Policy Data Pages.

POSTPONEMENT OF PAYMENTS: We will normally pay any amount payable upon the Insured's death, or on maturity, surrender, any partial surrender or policy loan, within seven days after we receive your written request, proof of death or any other information we may reasonably require to pay a claim. However, such payments may be postponed if:

1. the New York Stock Exchange is closed (except for customary holiday closings); or

2.   the SEC requires trading be restricted or declares an emergency; or

3.   the SEC lets us defer payments for the protection of our policy Owners.

                        NATIONWIDE LIFE INSURANCE COMPANY


ENDORSEMENTS (Endorsements may be made only by the Company at the Home Office)








                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



                    FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE
                                INSURANCE POLICY


o Adjustable death benefit o Flexible premiums payable during Insured's lifetime until the Maturity Date o Death Proceeds payable at Insured's death prior to the
 Maturity Date o Maturity Proceeds payable on the Maturity Date o Not eligible for dividends o Investment experience reflected in benefits

                               POLICY GUARD RIDER

              ATTACHED TO AND MADE A PART OF THIS POLICY ISSUED BY
                        NATIONWIDE LIFE INSURANCE COMPANY
                            COLUMBUS, OHIO 43215-2220


                               GENERAL PROVISIONS

This Rider is part of the policy to which it is attached. This Rider is subject to the terms and provisions of the policy except where otherwise provided. All terms not specifically defined in this Rider have the meaning set forth in the policy.


                                   DEFINITIONS

AGE 75: Age 75 means the policy anniversary on or next following an Insured's 75th birthday.

EFFECTIVE DATE: The Effective Date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page.

RIDER CHARGE RATE: This rate varies by Attained Age and is the percentage of the Cash Value taken as the charge for invoking this Rider.

SPECIAL FIXED ACCOUNT: An account funded by the General Account of The Company that credits interest at the guaranteed fixed rate of the base policy.

For additional definitions, please see the base policy.


                                    BENEFITS

Upon Invocation, this Rider will provide lapse protection for policies with outstanding Indebtedness by providing a guaranteed paid-up insurance benefit.


                                  REQUIREMENTS

To invoke this Rider, the policy must meet all of the following requirements:

1.   The policy has reached its 15th anniversary.

2. If attached to an individual policy, the Insured must be at least Age 75. If attached to a survivorship policy, the younger Insured must be at least Age 75.

3.   The Cash Value is at least $100,000.

4. All amounts that may be withdrawn from the policy without the imposition of federal income tax must be taken as partial surrenders.

5. The policy is issued under the Guideline Premium/ Cash Value Corridor Test of Section 7702 of the Internal Revenue Code. This Rider is not available on Cash Value Accumulation Test policies.

6. The Indebtedness becomes more than a specified percentage of the policy's Cash Value. This percentage is called the "Trigger Point" and varies by Attained Age of the Insured(s). The Trigger Points are shown in the attached table.

The first time the requirements for invoking this Rider are met, a letter will be sent to the Owner at which time you may choose to invoke this Rider. If the policy meets all of the above requirements and the Owner does not choose to invoke the Rider, you still have the right to invoke the Rider at a later date as long as the policy stays in force and provided that the above requirements are still met.





                                NOTICE TO INVOKE

Before we take any action to invoke this Rider, we must receive at our Home Office a written notice from the policy Owner directing us to invoke this Rider.


                                   RIDER COST

There is no charge for this Rider unless the Owner invokes it.

If this Rider is invoked, the one-time Rider charge is the product of (1) multiplied by (2), where:

1.   is the Cash Value; and

2. is the Rider Charge Rate for the Insured's Attained Age which is shown in the Policy Data Pages.

If the Cash Value minus Indebtedness is not enough to cover the Rider charge, the Owner will be required to pay back enough of the Indebtedness in the form of a loan repayment such that there is enough Cash Value minus Indebtedness to cover the entire Rider charge.

There are no periodic charges.


                            TEST FOR 7702 COMPLIANCE

When the requirements for invoking this Rider have been met, and the Owner elects to invoke this Rider, the death benefit will be adjusted in two steps in compliance with Section 7702 of the Internal Revenue Code:

1. If the Death Benefit Option is not already Option 1, it will be converted to Option 1, with a death benefit equal to the Specified Amount as of the date of the conversion.

2. If the policy is not at its Minimum Required Death Benefit, the Specified Amount will be set equal to minimum of (A) and (B), where:

     A.   is the Specified Amount immediately before Invocation; and

     B.   Minimum Required Death Benefit immediately after Rider charge.

If this adjusted Specified Amount is not compliant with Section 7702 of the Internal Revenue Code, the Owner will not be allowed to invoke this Rider.


                 OPERATION OF THE POLICY UPON INVOKING THE RIDER

After the Rider charge is taken from the Cash Value as described in the Rider Cost Provision and the death benefit is adjusted as described in the Test for 7702 Compliance Provision:

1.   The Indebtedness will continue to grow at the policy's loan charged rate.

2. The Policy Loan Account will continue to grow at the policy's loan credited rate.

3. The Cash Value minus Policy Loan Account remaining after the one-time Rider charge will be placed in the Special Fixed Account and will continue to grow at the guaranteed fixed crediting rate of the base policy.

4. No monthly deductions or additional charges will be taken from the policy's Cash Value.

5. The policy is locked so no further loans or partial surrenders may be taken (with the exception of a complete surrender).

6. No further premium payments or loan repayments (with exception of minimum loan repayments required to pay the one-time Rider charge) will be allowed.

7. The death benefit will continue to be defined as the maximum of (A) and (B) where: A. is the adjusted Specified Amount after invoking the Rider; and B. is the Minimum Required Death Benefit.

8. The death Proceeds will continue to be defined as outlined in the base policy.

The policy will be guaranteed and placed in a "paid-up" status.

                             EFFECT ON OTHER RIDERS

Invoking this rider will affect other policy Riders.

1.   Maturity Extension

     a.   Maturity Extension for Cash Value will not be affected.

     b. Maturity Extension for Specified Amount will be affected if there is a change in Death Benefit Option and/or a reduction in Specified Amount at the time of Invocation. This will result in reduced benefits paid under the Maturity Extension for Specified Amount.

2.   Long Term Care

     a.   Prior to Invocation, this Rider will not affect the Long Term Care
          Rider.

     b. After this Rider is invoked, the policy Owner will no longer be eligible for Long Term Care benefits and the Long Term Care Rider will terminate.

3.   Spouse Rider

     a.   Prior to Invocation, this Rider will not affect the Spouse Rider.

     b. After this Rider is invoked, the policy Owner will no longer be eligible for Spouse Rider benefits and the Spouse Rider will terminate.

4.   Waiver of Monthly Deductions

     a. Prior to Invocation, this Rider will not affect the Waiver of Monthly Deductions Rider.

     b. After this Rider is invoked, the policy Owner will no longer be eligible for Waiver of Monthly Deductions benefits and the Waiver of Monthly Deductions Rider will terminate.

5.   Policy Split Option Rider

     a. Prior to Invocation, this Rider will not affect the Policy Split Option Rider.

     b. After this Rider is invoked, the policy Owner will no longer be eligible for Policy Split Option benefits and the Policy Split Option Rider will terminate.


                               ERROR IN AGE OR SEX

If the Insured's age and/or sex has been misstated on the application, the charges and benefits payable will be adjusted to reflect the difference in age and/or sex.


                                INCONTESTABILITY

This Rider will not be contestable after it has been in force during the life of the Insured (in the case of a survivorship policy, both Insureds) for two years from its Effective Date.


                                   TERMINATION

This Rider will terminate on the earliest of the following dates:

1.   the date the policy terminates; or

2. the monthly anniversary day on or next following the receipt at our Home Office of the Owner's written request to terminate this Rider. We may ask for return of this policy for our endorsement.

3. the policy anniversary on or next following the Insured's 100th birthday (younger Insured's 100th birthday if attached to a survivorship policy).


/s/PATRICIA R. HATLER                     /s/MARK R. THRESHER
   Secretary                                 /s/President

                              RIDER TRIGGER POINTS


The Rider Trigger Points vary by Attained Age.

For a survivorship policy, Attained Age refers to the younger Insured's Attained Age.


----------------------- -----------------------
      ATTAINED AGE           TRIGGER POINT
----------------------- -----------------------
          75                     95%
----------------------- -----------------------
          76                     95%
----------------------- -----------------------
          77                     95%
----------------------- -----------------------
          78                     95%
----------------------- -----------------------
          79                     95%
----------------------- -----------------------
          80                     95%
----------------------- -----------------------
          81                     95%
----------------------- -----------------------
          82                     95%
----------------------- -----------------------
          83                     95%
----------------------- -----------------------
          84                     96%
----------------------- -----------------------
          85                     96%
----------------------- -----------------------
          86                     96%
----------------------- -----------------------
          87                     96%
----------------------- -----------------------
          88                     96%
----------------------- -----------------------
          89                     97%
----------------------- -----------------------
          90                     97%
----------------------- -----------------------
          91                     97%
----------------------- -----------------------
          92                     98%
----------------------- -----------------------
          93                     98%
----------------------- -----------------------
          94                     98%
----------------------- -----------------------
          95                     99%
----------------------- -----------------------
          96                     99%
----------------------- -----------------------
          97                     99%
----------------------- -----------------------
          98                     99%
----------------------- -----------------------
          99                     99%
----------------------- -----------------------

                    ADJUSTED SALES LOAD LIFE INSURANCE RIDER
              ATTACHED TO AND MADE A PART OF THIS POLICY ISSUED BY
                        NATIONWIDE LIFE INSURANCE COMPANY
                            COLUMBUS, OHIO 43215-2220
GENERAL PROVISIONS
This rider is part of the policy to which it is attached. This rider is subject to the terms and provisions of the policy except where it provides otherwise. This rider is issued in consideration of an application and the payment of the monthly cost for this rider. The effective date of this rider is the Policy Date. This rider has no surrender values and no loan values.

DEFINITIONS
Under this rider:
ACCUMULATED GROSS PREMIUM - The total gross premium, including the Initial Premium, which is paid at any time during the Rider Adjustment Period.

RIDER ADJUSTMENT PERCENTAGE - The percentage by which the percent of premium loading charge will be reduced on a current basis, as shown on the Policy Data Page.

RIDER ADJUSTMENT PERIOD - The number of years from the Policy Date during which the percent of premium loading charge will be adjusted, as shown on the Policy Data Page.

RIDER CHARGE PERIOD - The number of years from the Policy Date over which the cost for this rider will be taken. The maximum Rider Charge Period is shown on the Policy Data Page.

BENEFIT
We will credit the policy's Cash Value with an amount equal to the product of 1) times 2), where:

1)   is the Rider Adjustment Percentage, shown on the Policy Data Page; and

2) is the amount of any premium payment made, including the Initial Premium, during the Rider Adjustment Period.

The credit to the policy's Cash Value will be made at the same time that the Net Premium is credited to the policy's Cash Value.

TERMINATION
This rider will terminate on the date the policy terminates.

RIDER COST

The monthly cost for this rider is equal to the product of 1) times 2), where:

1)   is the Rider Charge, shown on the Policy Data Page; and

2)   is the Accumulated Gross Premium.

The monthly cost for this rider will be included in the monthly deduction from the policy during the Rider Charge Period.

FORFEITURE OF BENEFIT
If the policy terminates in full within the first ten policy years, a portion, or all, of the amount credited to the policy as a result of the percent of premium loading charge adjustment will be subject to forfeiture.


Secretary                                                              President

CHILDREN'S INSURANCE RIDER

              ATTACHED TO AND MADE A PART OF THIS POLICY ISSUED BY

                        NATIONWIDE LIFE INSURANCE COMPANY

                            Columbus, Ohio 43215-2220




GENERAL PROVISIONS
This Rider is part of the policy to which it is attached. This Rider is subject to the terms and provisions of the policy except where it provides otherwise.

This Rider is issued in consideration of an application and the payment of the monthly cost for this Rider.

The effective date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page.

This Rider has no loan values. This Rider has no Surrender Values except as paid-up insurance.


DEFINITIONS
Under this Rider:

INSURED CHILD--Insured Child means a child, stepchild, or legally adopted child of the Insured who is at least 15 days old and:

1. is named in the application and is less than 18 years of age on the date the application is signed; or

2. is born to the Insured and Insured's spouse after the date of the application; or

3. is legally adopted by the Insured after the date of the application but before the child's 18th birthday.

A child ceases to be an Insured Child on the Policy Anniversary on or next following his or her 22nd birthday.

BENEFICIARY--Beneficiary means the person to whom the proceeds of this Rider will be paid upon the death of an Insured Child. Unless otherwise provided, the Beneficiary under this Rider will be the Insured, if living. If the Insured is not living, the Beneficiary will be the estate of the deceased Insured Child.

CHILD'S DEATH BENEFIT--Child's Death Benefit means an amount equal to $1,000 times the number of units for this Rider. The number of units is shown on the Policy Data Page.

EXPIRY DATE--Expiry Date means the Policy Anniversary on or next following an Insured Child's 22nd Birthday or on the termination date of this Rider, if earlier.


BENEFIT
This Rider provides level term insurance on each Insured Child until such child's Expiry Date for an amount equal to a Child's Death Benefit.

We will pay a Child's Death Benefit to the Beneficiary under this Rider upon receipt at our Home Office of proof of the death of an Insured Child. The death must occur while this Rider is in force and before such child's Expiry Date.

PAID-UP INSURANCE BENEFITS
If the Insured dies while this Rider is in force, the insurance under this Rider will continue as paid-up term insurance on the life of each Insured Child. "Paid-Up" means no further charges are required for this insurance. "Each Insured Child" means any Insured Child living on the Insured's death and any child born to the Insured and Insured's spouse after the date of death who reaches 15 days of age.

The amount of coverage for each Insured Child will be equal to the Child's Death Benefit. This paid-up term insurance will remain in effect until the earlier of:

1. the Policy Anniversary on or next following an Insured's Child's 22nd birthday; or

2. the Policy Anniversary on which the Insured would have reached Attained Age 65; or

3.   the Policy Anniversary on which the policy was scheduled to mature.

Each Insured Child will be the Owner of the insurance on his or her life. If the child dies while it is in force, the amount payable will be paid to his or her estate.

This paid-up term insurance may be surrendered at any time for its cash value. On the date of surrender, the cash value will equal the present value of future paid-up insurance benefits. However, if it is surrendered within 31 days after a Policy Anniversary, the cash value will not be less than it would have been on that Policy Anniversary. To calculate such a value, we use mortality rates from the Commissioners 1980 Standard Ordinary Mortality Table for males. We assume that interest will be earned at an annual rate of 4% and death benefits will be paid immediately. We will furnish such values on request.


CONVERSION
The insurance provided by this Rider on an Insured Child may be converted, without evidence of insurability, to a new policy on the life of such Insured Child. The new policy may be any level premium, level benefit, permanent plan of Whole Life or Endowment Insurance which we issue on the date of conversion. The amount of the new policy cannot be less than our minimum issue limit for the selected policy and not more than 5 times the Child's Death Benefit, or $25,000. We will always make available a plan to which the Insured Child may convert.

While this Rider is in force, an Insured Child may convert on one of the following dates:

1.   the date the Insured Child marries; or

2. the Policy Anniversary on or next following the Insured Child's 18th or 22nd birthday.

An Insured Child may also convert on the date this Rider terminates.

Any policy issued under this provision is also subject to the following conditions:

1. The application for conversion must be received within 31 days of the date on which the conversion is permitted and must be on a form satisfactory to us.

2. The first premium for the converted policy must be received with the application for conversion.

3. The effective date of the new policy is the date of the occasion on which the conversion right is based. Coverage under this Rider for the Insured Child will cease on the date of conversion.

4.   Riders may be added to the new policy only with our consent.

5. The premium for the new policy will be based on the rates in effect on the date of conversion for the amount of insurance selected and the Insured Child's Attained Age and sex. The rate class of the new policy will be the rate class of the Insured Child under this Rider.


6. The Incontestability and Suicide provisions of the new policy will be effective from the effective date of this Rider.


EXTENDED COVERAGE
We will pay a death benefit equal to the amount which would have been paid had the term insurance been in force if :

1.   any Insured Child dies within 31 days after his or her Expiry Date; and

2. before any new policy provided by the conversion privilege becomes effective.


INCONTESTABILITY
With respect to the insurance on each Insured Child named in the application, we will not contest this Rider after it has been in force during that Insured Child's lifetime for 2 years from its effective date.

This Rider will be incontestable immediately as to the insurance on an Insured Child born to or adopted by the Insured after the effective date.

SUICIDE EXCLUSION

If the Insured dies of suicide within 2 years of the effective date of this Rider, the insurance provided by this Rider may be converted as stated in the Conversion Provision.

If an Insured Child dies of suicide within 2 years of the effective date of this Rider, we will pay nothing.


ERROR IN AGE OR SEX

If the Insured Child's Age was misstated in the application, such that the Child would not be covered on the date of death, the death benefit, if any, will be equal to the cost of insurance paid since the Policy Anniversary on or next following the youngest Insured Child's 22nd birthday. There will be no adjustment of benefits due to a misstatement of sex.


TERMINATION

This Rider will terminate on the earliest of the following dates:

1.   the Policy Anniversary on or next following the Insured's 65th birthday; or

2.   the date the policy terminates; or

3. the Monthly Anniversary Day on or next following the receipt at our Home Office of the Owner's written request to terminate this Rider. We may ask for the return of the policy for our endorsement;

4. the Policy Anniversary on or next following the youngest Insured Child's 22nd birthday. The termination of the policy due to the Insured's death will not affect the insurance provided in the Paid-Up Insurance Benefit Provision.


DEATH OF AN INSURED CHILD DURING GRACE PERIOD

If an Insured Child dies during the Grace Period, we will pay the death benefit for such child, less the premium needed to cover the monthly deductions through the policy month in which the child died.

REINSTATEMENT

If the policy to which this Rider is attached is reinstated, then this Rider may be reinstated at the same time. Evidence of insurability, satisfactory to us, will be required for each Insured Child to be covered. If we are not satisfied with the evidence of insurability furnished as to any child, we may, upon reinstating this Rider, exclude such child from coverage by endorsement. No benefits will be payable as a result of the death of any child if such death occurred after the end of the Grace Period and before the date of reinstatement.


RIDER COST
The monthly cost for this Rider is equal to the product of (1) times (2), where:

1.   is the number of units for this Rider shown on the Policy Data Page;

2.   is the rate per unit for this Rider shown on the attached page.

The Rider cost will not change as the number of children insured under this Rider changes.

The monthly cost for this Rider will be included in the monthly deduction from the policy Contract Value as long as this Rider is in force.


/s/PATRICIA R. HATLER                      /s/MARK R. THRESHER
   Secretary                                  President


                           CHILDREN'S INSURANCE RIDER

Monthly Rate Per Unit: $0.43.

                              LONG TERM CARE RIDER
              Attached to and made a part of this policy issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                            Columbus, Ohio 43215-2220


                               GENERAL PROVISIONS

NOTICE TO BUYER: THIS POLICY MAY NOT COVER ALL THE COSTS ASSOCIATED WITH LONG TERM CARE INCURRED BY THE BUYER DURING THE PERIOD OF COVERAGE. THE BUYER IS ADVISED TO REVIEW CAREFULLY ALL POLICY LIMITATIONS.

CONSIDERATION. The issuance of this Long Term Care Rider is based upon your responses to the questions on your application. A copy of your application was retained by you when you applied. If your answers are incorrect or untrue, the Company has the right to deny benefits or rescind your policy. The best time to clear up any questions is before a claim arises! If, for any reason, any of your answers are incorrect, contact the Company at the address shown on the Outline of Coverage.

TAXATION. This Long Term Care Rider is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code. BENEFITS PAID UNDER THIS RIDER MAY BE TAXABLE. IF SO, YOU OR YOUR BENEFICIARY MAY INCUR A TAX OBLIGATION. AS WITH ALL TAX MATTERS, YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT.

RIDER VALUES.  This rider has no Cash Surrender Value and no loan values.

NET AMOUNT AT RISK. The Net Amount at Risk of the rider on a Monthly Anniversary Day is the lesser of the Net Amount at Risk on the base policy (including the Additional Protection Rider Net Amount at Risk) and the Long Term Care Specified Amount.

COST OF INSURANCE. The monthly rider charge will be determined based on our expectations of future experience. The monthly charge for this rider is equal to the product of A times B times C where:

A.   is the Net Amount at Risk of the Long Term Care Rider;

B. is the per thousand of Net Amount at Risk charge based on the Insured's Attained Age, class, sex, and product; and

C.   is a factor based on the substandard rating of the Insured.

The per thousand of Net Amount at Risk charge will not be greater than the rate shown in the Table of Guaranteed Rider Cost rates. Any change in cost of insurance rates will be on a uniform basis for Insured's of the same sex, Attained Age, product, and rate class whose policies have been in force for the same duration.

EFFECTIVE DATE. The effective date of coverage under this rider will be as follows:

1. For all coverage provided in the original application, the effective date will be the Policy Date.

2. For any rider issued after the Policy Date, the effective date will be the date shown on a supplement to the Policy Data Pages.

3. For any insurance that has been reinstated, the effective date will be the date we approve the reinstatement.

RIGHT TO EXAMINE RIDER. To be certain that you are satisfied with this rider, you have a 30 day "free look." Within 30 days after you receive the rider, you may return it to our Home Office or to the representative who delivered it. We will then void the rider as if it had never been in force and refund all rider charges.

RENEWABILITY. We will not cancel or reduce coverage under this rider. Unless the Owner requests termination of this rider, it will remain in force as long as the policy remains in force.

LAPSE PROTECTION. If the contract value is insufficient to cover monthly deductions while the Insured is receiving rider benefits, we will not lapse the policy and monthly deductions will be waived.

REPRESENTATIONS AND CONTESTABILITY. All statements submitted in the application for this rider by or on behalf of the Insured will, in the absence of fraud, be deemed representations and not warranties. The validity of this rider with respect to the Insured will not be contestable after it has been in force for two years during the lifetime of the Insured.

REINSTATEMENT. If this rider terminates, as provided in the Grace Period section of the policy, it may be reinstated along with the policy at any time within 5 years after the date of termination and prior to the Maturity Date. The reinstatement is subject to:

1.   receipt of evidence of insurability satisfactory to us; and

2. payment of a premium sufficient to keep this policy and all attached riders in force for a minimum of 3 months.

This rider will be reinstated within 45 days of the date we receive the reinstatement application and the reinstatement premium unless we mail a written notice of denial to the Owner within 45 days. Notice will be sent to the last known address of the Owner.

ERROR IN AGE OR SEX. If there is an error in the age or sex of the Insured, the benefits provided by this rider will be the amount that the most recent rider cost of insurance charge would provide at the correct age or sex. However, if an Insured's correct age on the date coverage became effective was such that we would not have granted coverage, we will only be liable for the return of any premiums on account of such a person.

CONFORMITY WITH STATE STATUTES. If any provision of this rider is in conflict with the laws of the state in which the Insured resides on the rider effective date, the provision is automatically amended to meet the minimum requirements of such laws.

TERMINATION OF RIDER.  This rider terminates:

1. on the Monthly Anniversary Day on or next following the date we receive written request by the Owner;

2.   upon termination of this policy;

3.   when this policy matures; or

4.   when the Insured dies.

Coverage will terminate at midnight on any given termination date.


                                   DEFINITIONS

ACCUMULATED VALUE is determined without deduction of any surrender charge. In some policies to which this rider may be attached, Accumulated Value is synonymous with "Cash Value" or "Contract Value." The calculation of the Accumulated Value is explained in the policy.

ACTIVITIES OF DAILY LIVING. Activities of Daily Living refers to those activities which measure the Insured's ability for self care. The six key Activities of Daily Living used in this rider to determine the level of care needed by the Insured are:

1.   bathing;

2.   continence;

3.   dressing;

4.   eating;

5.   using the toilet facilities; and

6.   transferring.

ADULT DAY CARE is a community based group program that provides health, social, and related support services in a facility which is licensed or certified by the state as an Adult Day Care Center for impaired adults.

BATHING. Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

COGNITIVE IMPAIRMENT. A severe deficiency in the Insured's short or long term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness. Included are nervous or mental disorders of organic origin, including Alzheimer's Disease and senile dementia, which are determined by clinical diagnosis or tests.

CONTINENCE. The ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).

CUSTODIAL CARE. Custodial Care means personal assistance and care provided in a Long Term Care Facility to the Insured who is admitted as a resident patient and who is under the care of a physician. Custodial Care includes assistance in the Activities of Daily

Living. Persons eligible for Custodial Care are those who are unable to care for themselves due to age, illness, or mental impairment, but who do not require Skilled Nursing Care or Intermediate Care. Custodial Care must be performed under the orders of a physician.

DOCTOR OR PHYSICIAN. Doctor or physician means a person who is licensed to practice the healing arts. Doctor or physician does not include you or any close relative. The doctor or physician must perform only those services permitted by his or her license.

DRESSING. Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

EATING. Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

ELIMINATION PERIOD. An Elimination Period is a period of time following eligibility for Long Term Care Benefits for which no benefits are payable. The Long Term Care Rider will have an Elimination Period of 90 days. Benefits will not be paid until the Elimination Period is satisfied, and benefits will not be retrospectively paid for the Elimination Period. The Elimination Period can be satisfied by any combination of days of Long Term Care Facility stay or days of Home Health Care. These days of care or services need not be continuous, but must be accumulated within a continuous period of 730 days. The Elimination Period has to be satisfied only once while this rider is in effect.

HOME HEALTH CARE. Home Health Care means personal assistance and care provided in a private home to the Insured who is under the care of a physician. It is provided by a hospital with a valid operating certificate or by a home health service or agency with a valid certificate. It must be certified, by an attending physician, that confinement in a hospital or Long Term Care Facility is required if Home Health Care is not provided.

HOSPITAL. Hospital means a place which, by law, provides care and treatment for sick or injured persons as resident bed patients. It also must have:

1. a registered graduate nurse on duty or on call at all times to supervise 24-hour nursing service;

2.   the means for diagnosis, treatment and surgery; and

3.   a doctor present or on call at all times to supervise all care.

INJURY. Injury means bodily injury to the Insured which is caused solely by an accident without being contributed to in any way by disease. The accident must take place while this rider is in force for the person injured. Injury will include all lesions due to any one accident.

INTERMEDIATE CARE. Intermediate Care means medically necessary care provided under the supervision of a registered nurse or a physician in a Long Term Care Facility to the Insured who is admitted as a resident patient. These services are provided to persons who do not require the degree of care and treatment of Skilled Nursing Care but who, because of their mental or physical condition, require care and services above the level of Custodial Care. It must be certified by an attending physician that Intermediate Care in a Long Term Care Facility is medically needed.

LONG TERM CARE FACILITY. Long Term Care Facility refers to any facility, other than a hospital, which provides Skilled Nursing Care, Intermediate Care, or Custodial Care, and is licensed by the appropriate state licensing agency. It must also have:

1. a registered graduate nurse on duty at all times to supervise 24-hour nursing service;

2.   a doctor to supervise the operation of the facility;

3. a planned program of policies and procedures which was developed with the advice of a professional group of at least one doctor and one nurse; and

4.   a doctor available to furnish emergency medical care.

Long Term Care Facility does not refer to:

1.   a facility which primarily treats drug addicts or alcoholics;

2. a facility which primarily provides domiciliary, residency, or retirement care; or

3.   a facility owned or operated by a member of the Insured's immediate family.

LONG TERM CARE SPECIFIED AMOUNT. The Long Term Care Specified Amount, chosen at issue, represents the maximum accumulation of Long Term Care Benefits available under the Long Term Care Rider. This amount must be at least 10% of the base policy Specified Amount (including the Additional Protection Rider) and no more than the base policy Specified Amount (including the Additional Protection Rider).

PERIOD OF CONFINEMENT. A Period of Confinement begins immediately following an Elimination Period and consists of continuous or consecutive Long Term Care Facility or Home Health Care confinements which:

1.   are due to the same or related conditions;

2.   are not separated by more than 90 days; and

3.   occur while this rider is in force.

SICKNESS. Sickness means illness or disease of the Insured which first manifests itself after the effective date of this rider and while this rider is in force. It will also include illness or disease first manifested before the effective date of this rider, but only if the condition is shown on the application and the Company has not excluded it from coverage by name or specific description. Sickness includes any complications or recurrences that relate to the illness. These must occur while the rider is in force.

SKILLED NURSING CARE. Skilled Nursing Care means medically necessary care provided or supervised by a registered nurse or a doctor in a Long Term Care Facility to the Insured who is admitted as a resident patient. It must be certified by an attending physician that Skilled Nursing Care in a Long Term Care Facility is medically needed on a daily basis.

TOILETING. Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

TRANSFERRING. Moving into or out of a bed, chair or wheelchair.

                                    BENEFITS

ELIGIBILITY FOR THE PAYMENT OF BENEFITS. In order for benefits to be payable as a result of the Insured's confinement in a Long Term Care Facility, all of the following must be met:

1. The Insured must satisfy the eligibility of the payment of benefits condition.

2.   The Elimination Period must be satisfied.

3. Confinement is medically necessary and is based on physical limitations which prohibit daily living in a non-institutional environment.

4. While confined for Skilled Nursing Care or Intermediate Care, the Insured receives a planned program of observation and treatment. This program must:

     a. be under the supervision of a physician other than the Owner or an employee of the Long Term Care Facility; and

     b. be continued in accordance with generally accepted standards of medical practice for the Injury or Sickness.

5. While confined in a Long Term Care Facility, the Insured is dependent in performing at least two of the key Activities of Daily Living or is suffering from Cognitive Impairment.

In order for Home Health Care benefits to be payable, all the conditions listed below must be met:

1. The Insured must satisfy the eligibility of the payment of benefits condition.

2.   The Elimination Period must be satisfied.

3. The attending physician certifies that confinement in hospital or Long Term Care Facility would have been required if Home Health Care were not provided.

4. Personal assistance and care is provided in a private home to the Insured who is under the care of a physician. Such care must be provided by a hospital or by a home health service or agency with a valid certificate of approval.

5. The Insured must be dependent in performing at least two of the Activities of Daily Living or be suffering from Cognitive Impairment.

WHEN BENEFITS BEGIN. We will provide a Long Term Care Benefit after the Insured has been continuously confined in a Long Term Care Facility or has been eligible for Home Health Care benefits for a period of time equal to the Elimination Period and a claim for benefits has been approved by us.

MAXIMUM MONTHLY LONG TERM CARE BENEFIT. The Maximum Monthly Long Term Care Benefit is equal to the minimum of A and B where:

A.   is 2% of Long Term Care Specified Amount, and

B. is the per diem amount allowed by the Health Insurance Portability and Accountability Act times the number of days in the month.

Upon submitting a claim, the policy owner may request a monthly benefit below the Maximum Monthly Long Term Care Benefit amount. Choosing a lesser amount could extend the length of the benefit period.

Upon meeting the requirements for Long Term Care Rider benefits, the Long Term Care Rider charges will be waived for the duration of the rider benefit payment period. While receiving rider benefits, loans or partial withdrawals are not permitted.

MAXIMUM LIFETIME BENEFIT. The Maximum Lifetime Benefit under any combination of Home Health Care benefits and Long Term Care Facility benefits is equal to the lesser of the Long Term Care Specified Amount and the quantity, base policy Specified Amount (including the Additional Protection Rider) minus policy Indebtedness.

THE ACCUMULATED BENEFIT. Upon receiving any benefits under this rider, an Accumulated Benefit Account will be created. This account will grow at 0% interest. The Accumulated Benefit Account has the following financial consequences to future benefits under this policy:

1. If the Insured surrenders the policy for full Cash Surrender Value, the surrender value will be equal to the base policy Cash Surrender Value minus the Accumulated Benefit Account.

2. Upon death of the Insured, the Death Proceeds will be equal to the death benefit minus the Accumulated Benefit Amount, provided this amount is greater than 10% of the quantity, base policy Specified Amount minus policy Indebtedness. If the Death Proceeds are not greater than this amount, we will award the Beneficiary a Death Proceed of 10% of the quantity, base policy Specified Amount minus policy Indebtedness.

PREEXISTING CONDITIONS LIMITATION. Preexisting condition refers to any condition for which the Insured received medical advice or treatment in the six months preceding the effective date of this rider. Home Health Care and Long Term Care Facility confinements due to preexisting conditions shown on the application are covered immediately. We will not pay benefits for a Home Health Care or Long Term Care Facility confinement due to a preexisting condition which is not disclosed in the application if the confinement begins during the first six months after the effective date of this rider.

EXCLUSIONS. This rider does not cover any expense which results from:

1. suicide, intentionally self-inflicted injuries or attempts at suicide (either while sane or insane);

2.   committing or attempting to commit a felony;

3. a condition for which the Insured can receive benefits under Worker's Compensation;

4. a mental, psychoneurotic, or personality disorder without evidence of organic disease (Alzheimer's Disease and senile dementia are not excluded from coverage);

5. alcoholism or drug addiction, unless addiction results from administration of drugs for treatment prescribed by a physician;

6.   service in the armed forces or units auxiliary thereto; and

7.   war or any act of war, whether declared or undeclared.

                                     CLAIMS

NOTICE OF CLAIM. Written notice of claim must be given within 30 days after a covered loss starts or as soon as reasonably possible. This notice can be sent to us at our Home Office in Columbus, Ohio. The notice should include your name and policy number.

PROOF OF LOSS. Written proof of loss must be given to us at our Home Office in Columbus, Ohio, within 90 days after such loss. If it was not reasonably possible to give written proof in the time required, we shall not reduce or deny the claim for this reason if the proof is given as soon as reasonably possible. In any event, the proof required must be given no later than one year from the time specified unless the Owner was legally incapacitated.

PHYSICAL EXAMINATIONS. The Company, at it's own expense, has the right to have the Insured examined as often as it may reasonably require during any Period of Confinement.

TIME OF PAYMENT OF CLAIMS. Benefits for any loss covered under this rider will be paid as soon as we receive proper written proof of loss.

NOTICE OF RELEASE. The Owner must give immediate notice to us when confinement in a Long Term Care Facility has ceased or when Home Health Care is no longer required.

LEGAL ACTIONS. No legal action may be brought to recover under this rider within 60 days after written proof of loss has been given as required by this rider. No such action may be brought after three years from the time written proof of loss is required to be given.





/s/PATRICIA R. HATLER
Secretary




/s/MARK R. THRESHER
President

              SPOUSE LIFE INSURANCE RIDER-RENEWABLE TERM INSURANCE

              attached to and made a part of this policy issued by


                        NATIONWIDE LIFE INSURANCE COMPANY

                            Columbus, Ohio 43215-2220





GENERAL PROVISIONS

This Rider is part of the policy to which it is attached. This Rider is subject to the terms and provisions of the policy except where it provides otherwise. This Rider is issued in consideration of an application and the payment of the monthly cost for this Rider. The Effective Date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page. This Rider has no Surrender Values and no loan values.

DEFINITIONS

Under this Rider:

Spouse-Spouse means a person who is legally married to the Insured and is named on the Policy Data Page.

Spouse's Death Benefit-Spouse's Death Benefit means the amount of coverage provided by this Rider on the Spouse's life. It is shown on the Policy Data Page.

Rider Anniversary-Rider Anniversary means the same day and month as the Effective Date of this Rider in each succeeding year. Rider years and Rider months are measured from the Effective Date of this Rider.

Rider Monthly Anniversary Day - Rider Monthly Anniversary Day means the same day as the Effective Date of this Rider in each succeeding month.

Beneficiary-Beneficiary means the person to whom the Spouse's Death Benefit is paid when we receive due proof of the Spouse's death. Unless otherwise provided, the Spouse's Death Benefit will be paid in one sum to the Insured, if living at the time of the Spouse's death; otherwise to the Spouse's estate.

BENEFIT

We will pay an amount equal to the Spouse's Death Benefit to the Beneficiary upon receipt at our Home Office of due proof of the Spouse's death while both the Policy and Rider are in force.

CONVERSION

The Spouse may exchange the coverage under this Rider for a new Policy. No evidence of insurability will be required. Such an exchange is called a conversion. A conversion must be applied for in writing to our Home Office on a form satisfactory to us. The first premium for the new Policy must accompany the request and this Rider must be surrendered to us.

A conversion can only take place while both the Policy and Rider are in force and prior to the Rider Anniversary on or next following the Spouse's 66th birthday. In addition, if the Insured dies at any time while this Policy and Rider are in force, the Spouse may convert this Rider with proper application within 90 days of the date of the Insured's death.

The new Policy may be any level premium , level benefit plan of Whole Life or Endowment Insurance, available under our published rules on the date of conversion. The Policy Date of the new Policy will be the date of conversion. The amount of insurance under the new Policy may not exceed the Spouse's Death Benefit and may not be less than $5,000. The premium rates for the new Policy will be those in effect on its Policy Date, based on the plan and amount of insurance selected, and the Spouse's sex, Attained Age, and rate class under this Rider. Any benefits provided by Rider may be included in the new Policy only with our consent. The Incontestability and Suicide provisions in the new Policy will be operative from the Spouse's Effective Date of coverage under this Rider.

If this Rider is converted while monthly deductions are being waived in accordance with a Waiver Benefit contained in this Policy, premiums under the new Policy will not be waived and a Waiver of Premium Rider will not be added to the new Policy. There will always be at least one plan of insurance to which conversion will be permitted.

EXTENDED COVERAGE

If the Spouse dies within 90 days of the Insured's death and has not converted the coverage under this Rider, we will:

1)   assume the Spouse elected to convert; and

2)   pay the Spouse's Death Benefit; and


3)   deduct the amount of the unpaid premium from the Spouse's Death Benefit.

INCONTESTABILITY

 We will not contest this Rider after it has been in force during the Spouse's lifetime for 2 years from its Effective Date.

SUICIDE EXCLUSION

We will not pay an amount equal to the Spouse's Death Benefit if the Spouse commits suicide, while sane or insane, within 2 years after the Effective Date of this Rider. Instead, we will pay a sum equal to the total amount of the cost of insurance deducted for this Rider prior to the date of death.

ERROR IN AGE OR SEX

If the age or sex of the Spouse has been misstated, the affected benefits will be adjusted. The amount of the adjusted Death Benefit will be (1), multiplied by
(2), where:

1)   is the Spouse's Death Benefit; and

2) is the ratio of the monthly cost of insurance applied in the Policy month of death and the monthly cost of insurance that should have been applied at the true age and sex in the Policy month of death.

RENEWAL

This Rider will expire at the end of a Rider month unless renewed. It is renewed by the deduction of the monthly cost of this Rider from the Contract Value of your Policy on the Rider Monthly Anniversary Day. No evidence of insurability will be required. This Rider may be renewed while this Policy is in force and before the Rider Anniversary on or next following the Spouse's 70th birthday.

TERMINATION

This   Rider will terminate on the earliest of the following dates:

1)   the Rider Anniversary on or next following the Spouse's 70th birthday;

2)   the date this Rider is converted to a new Policy;

3)   the date the Policy terminates; and

4) the Rider Monthly Anniversary Day on or next following the receipt at our Home Office of the Owner's written request to terminate this Rider. We may ask for the return of the Policy for our endorsement.

                      DEATH OF SPOUSE DURING GRACE PERIOD

If the Spouse dies during the Grace Period, we will pay an amount equal to the Spouse's Death Benefit, but deduct from it the premium needed to cover monthly deductions through the Rider month in which the Spouse died.

REINSTATEMENT

If the Policy to which this Rider is attached is reinstated, we will also reinstate this Rider if we receive proof, satisfactory to us, that the Spouse is still insurable at the same rates.

RIDER COST

The monthly cost for this Rider is equal to the product of 1), times 2), times
3), times 4), plus 5), where:

1)   is the amount of the Spouse's Death Benefit shown on the Policy Data Page;

2)   is 0.001;

3)   is the rate class multiple for this Rider shown on the Policy Data Page;

4) is the rate per $1,000 based on the Spouse's Attained Age and sex which is shown on the Policy Data Page;

5) is the level amount, if any, which does not vary by the Spouse's Attained Age and is called a flat extra on the Policy Data Page.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Contract Value as long as this Rider is in force.


/s/PATRICIA R. HATLER
Secretary


/s/MARK R. THRESHER
President

                         ACCIDENTAL DEATH BENEFIT RIDER
              attached to and made a part of this policy issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                            Columbus, Ohio 43215-2220



GENERAL PROVISIONS

This Rider is part of the policy to which it is attached. This Rider is subject to the terms and provisions of the policy except where it provides otherwise.

This Rider is issued in consideration of an application and the payment of the monthly cost for this Rider.

The effective date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page.

This Rider has no Surrender Values and no loan values.

                                   DEFINITIONS


Under this Rider:

Accidental Death - Accidental Death means the death of the Insured which:

     1. was the result, directly and independently of all other causes, of bodily injury caused by external, violent and accidental means; and

     2.   resulted from a cause other than a risk not assumed.

Except for drowning or internal injuries shown by autopsy, there must be a visible contusion or wound on the exterior of the body.

                                     BENEFIT


We will pay the Beneficiary the amount shown for this Rider on the Policy Data Page when we receive at our Home Office due proof, satisfactory to us, that the Accidental Death of the Insured:

     1.   occurred while this Rider was in force; and

     2. occurred within 90 days after the accident causing the injury which led to the Insured's death.

                                RISKS NOT ASSUMED


We will not pay this benefit if the Insured's death results in any way from:

     1.   suicide;

     2. bodily or mental illness, disease or infirmity of any kind or medical or surgical treatment of any of these;

     3. infection not caused by an external visible wound which was a result of external, violent and accidental means;

     4. the taking or injection of any drug unless prescribed by a licensed physician as a medication;

     5. the voluntary taking of any kind of poison or the inhaling of any kind of gas or fumes, except as a direct result of an occupational accident;

     6. travel or flight in any aircraft or spacecraft, or descent from while in flight, if the Insured:

          a)   is a pilot, officer or crew member of the craft;

          b)   is giving or receiving aviation training or instruction;

          c)   has any duties on or relating to such craft; or

          d) was being flown for the purpose of descent from such craft while in flight;

     7.   the commission of or attempt to commit an assault or felony;

     8.   participation in a riot or insurrection;

     9. war or an act of war or any type of military conflict, declared or undeclared;

     10.  military service for any country at war, declared or undeclared.

                             EXAMINATION AND AUTOPSY


We will have the right and opportunity to examine the Insured's body and to make an autopsy, unless prohibited by law.

                               ERROR IN AGE OR SEX


If the age of the Insured has been misstated, the affected benefits will be adjusted.

The amount of the adjusted death benefit will be (1), multiplied by (2), where:

     1.   is the Insured's death benefit; and

     2. is the ratio of the monthly cost of insurance applied in the Policy month of death and the monthly cost of insurance that should have been applied at the true age in the Policy month of death.

There will be no adjustment of benefits due to a misstatement of sex.

                                INCONTESTABILITY

This Rider will not be contestable after it has been in force during the lifetime of the Insured for 2 years from its effective date.

                                   TERMINATION


This Rider will terminate on the earliest of the following dates:

     1. the Policy Anniversary on or next following the Insured's 70th birthday;

     2.   the date the policy terminates;

     3. the Monthly Anniversary Day on or next following the receipt at our Home Office of the Owner's written request to terminate this Rider. We may ask for the return of the policy for our endorsement.

                                   RIDER COST


The monthly cost for this Rider is equal to the product of (1) times (2) times
(3) times (4), where:

     1. is the amount of the Accidental Death Benefit shown on the Policy Data Page;

     2.   is 0.001;

     3.   is the rate class multiple for this Rider shown on the Policy Data
          Page;

     4. is the rate per $1,000 based on the Insured's Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the policy Contract Value as long as this Rider is in force.



/s/PATRICIA R. HATLER
Secretary






/s/MARK R. THRESHER
President

VLO-526


ACCIDENTAL DEATH BENEFIT RIDER

MONTHLY RATES PER $1,000 OF

ACCIDENTAL DEATH BENEFIT


   ------------------------------ --------------------------------- -------------------------------- -----------------------------

             ATTAINED                      RATES PER                             ATTAINED                   RATES PER
                                            $1,000                                                            $1,000
                AGE                     (Male & Female)                             AGE                  (Male & Female)
   ------------------------------ --------------------------------- -------------------------------- -----------------------------
                 5                            $0.05                                 35                        $0.06
                 6                             0.05                                 36                         0.06
                 7                             0.05                                 37                         0.06
                 8                             0.05                                 38                         0.06
                 9                             0.05                                 39                         0.06

                10                             0.05                                 40                         0.06
                11                             0.05                                 41                         0.06
                12                             0.05                                 42                         0.06
                13                             0.06                                 43                         0.07
                14                             0.06                                 44                         0.07

                15                             0.07                                 45                         0.07
                16                             0.10                                 46                         0.07
                17                             0.11                                 47                         0.07
                18                             0.12                                 48                         0.07
                19                             0.12                                 49                         0.07

                20                             0.12                                 50                         0.07
                21                             0.11                                 51                         0.07
                22                             0.10                                 52                         0.07
                23                             0.10                                 53                         0.08
                24                             0.09                                 54                         0.08

                25                             0.08                                 55                         0.08
                26                             0.07                                 56                         0.08
                27                             0.07                                 57                         0.09
                28                             0.07                                 58                         0.09
                29                             0.06                                 59                         0.09

                30                             0.06                                 60                         0.10
                31                             0.06                                 61                         0.10
                32                             0.06                                 62                         0.11
                33                             0.06                                 63                         0.11
                34                             0.06                                 64                         0.12

                                                                                    65                         0.12
                                                                                   *66                         0.13
                                                                                   *67                         0.14
                                                                                   *68                         0.15
                                                                                   *69                         0.15
   ------------------------------ --------------------------------- -------------------------------- -----------------------------

   The rates shown are for a standard premium class. If this Rider is issued in a special premium class, the rates will be a multiple of the standard rate.

                                  *Renewal Only

                              PREMIUM WAIVER RIDER

              ATTACHED TO AND MADE A PART OF THIS POLICY ISSUED BY
                        NATIONWIDE LIFE INSURANCE COMPANY
                            COLUMBUS, OHIO 43215-2220

                               GENERAL PROVISIONS

This Rider is part of the policy to which it is attached. This Rider is subject to the terms and provisions of the policy except where it provides otherwise.

This Rider is issued in consideration of an application and the payment of the monthly cost for this Rider.

The effective date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page.

This Rider has no Cash Surrender Values and no loan values.

                                   DEFINITIONS

                                Under this Rider:
AGE 65 - Age 65 means the policy anniversary on or next following the Insured's 65th birthday.

INJURY - Injury means accidental bodily injury which occurs while this Rider is in effect.

MONTHLY PREMIUM WAIVER BENEFIT - The Monthly Premium Waiver Benefit is the lesser of the Specified Premium or the average actual premiums paid over the last 36 months prior to Total Disability. The Monthly Premium Waiver Benefit is credited to the Policy's Cash Value upon the qualifications defined in this Rider.

SICKNESS - Sickness means sickness or disease which first manifests itself while this Rider is in effect.

SPECIFIED PREMIUM - Specified Premium is the monthly dollar amount specified by the insured, used to determine the Monthly Premium Waiver Benefit of the Policy. It is shown on the Policy Data Page.

TOTAL DISABILITY - Total Disability means the Insured's inability due to Injury or Sickness:

1. to perform the material duties of his or her regular occupation during the first 60 months of any one period of disability; and thereafter,

2. to perform the duties of any occupation in which he or she is, or becomes, reasonably fitted by education, training or experience, following the first 60 months of any one continuous period of disability.

The total and permanent loss by the Insured of any of the following will also be considered a Total Disability:

1.   the entire sight of both eyes;

2.   both hands severed above the wrist;

3.   both feet severed above the ankle; or

4.   one hand severed above the wrist and one foot severed above the ankle.

We consider the complete loss of four fingers on one hand as loss of that hand.

                                     BENEFIT

We will credit the Monthly Premium Waiver Benefit to the Policy's Cash Value when we receive proof, satisfactory to us, that:

     1.   the Insured has become totally disabled while this Rider is in effect;
          and

     2. the Total Disability has continued for at least six consecutive months.

We will credit the Monthly Premium Waiver Benefit after the Total Disability begins and while it continues to Age 65 or up to 2 years beyond disability date if disability occurs after age 63.

 No Monthly Premium Waiver Benefits will be credited which became due before a Total Disability has existed continuously for six months.

                                RISKS NOT ASSUMED

No benefit will be provided by this Rider if Total Disability results in any way from:

1.   an intentionally self-inflicted injury;

2.   a war, declared or undeclared; or

3. an act of war while the Insured serves in the armed forces of any country, group of countries or international organization at war, declared or undeclared.


                     NOTICE OF CLAIM AND PROOF OF DISABILITY

Before we credit any Monthly Premium Waiver Benefits, we must receive at our Home Office a written notice of the claim and proof, satisfactory to us, that the Insured is totally disabled. Such notice and proof must be received:

1.   while the Insured is alive and totally disabled; and

2.   not later than 12 months after the disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

                    PROOF OF CONTINUANCE OF TOTAL DISABILITY

At reasonable intervals during the two years following our approval of a Total Disability claim, we may require proof that the Insured has continued to be totally disabled. Thereafter, we will not require such proof more often than once a year.

As part of any proof, we have the right to have the Insured examined by one or more physicians named by us. Such examinations will be at our expense.

If such proof is not submitted when requested by us, we will deem the Insured no longer totally disabled and no further Monthly Premium Waiver Benefits will be credited to the Policy's Cash Value.

                   POLICY CHANGES AND ADDITIONAL CONTRIBUTIONS

   While Monthly Premium Waiver Benefits are being credited, we will not allow a change in the Specified Premium. Additional contributions to the Cash Value of the Policy will be allowed, if permitted by law.

                               ERROR IN SEX OR AGE

If the Insured's age and/or sex has been misstated on the application, the charges and benefits payable will be adjusted to reflect the difference in age and/or sex.


                                INCONTESTABILITY

  This Rider will not be contestable after it has been in force during the life of the Insured for 2 years from its effective date, except as to Total Disability of the Insured which begins prior to the end of such 2 year period.

                                   TERMINATION

This Rider will terminate on the earliest of the following dates:

1.   the Policy Anniversary on or next following the Insured's 65th birthday;

2.   the date the policy terminates;

3. the Monthly Anniversary Day on or next following the receipt at our Home Office of the Owner's written request to terminate this Rider. We may ask for the return of this Policy for our endorsement.

                                   RIDER COST

The monthly cost for this Rider is equal to the product of (1) times (2) times
(3), where:

1.   is the Specified Premium for this Rider;

2.   is the rate class multiple for this Rider shown on the Policy Data Page;

3. is the factor based on the Insured's Attained Age and sex which is shown in the attached table.

The monthly cost for this Rider will be included in the Monthly Deduction from the policy Cash Value as long as this Rider is in force.


/s/PATRICIA R. HATLER                       /s/MARK R. THRESHER
Secretary                                   President

                              PREMIUM WAIVER RIDER
                    FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

---------------------------------- -------------------------------- ------------------------------- --------------------------------

            ATTAINED                           Factors                         ATTAINED                         Factors
               AGE                           Male                                AGE                          Male
                                   Female                                                           Female
---------------------------------- -------------------------------- ------------------------------- --------------------------------

               21                        .042            .063                     46                       .053            .078
               22                        .042            .063                     47                       .055            .080
               23                        .042            .063                     48                       .057            .081
               24                        .042            .063                     49                       .059            .082
               25                        .042            .063                     50                       .061            .083
               26                        .042            .063                     51                       .063            .084
               27                        .042            .063                     52                       .074            .090
               28                        .042            .063                     53                       .084            .095
               29                        .042            .063                     54                       .095            .100
               30                        .042            .063                     55                       .105            .105
               31                        .042            .063                     56                       .105            .105
               32                        .042            .063                     57                       .105            .105
               33                        .042            .063                     58                       .105            .105
               34                        .042            .063                     59                       .105            .105
               35                        .042            .063                    *60                       .105            .105
               36                        .043            .063                    *61                       .105            .105
               37                        .044            .063                    *62                       .105            .105
               38                        .045            .063                    *63                       .105            .105
               39                        .046            .063                    *64                       .105            .105
               40                        .047            .063
               41                        .048            .066
               42                        .049            .069
               43                        .050            .072
               44                        .051            .074
               45                        .052            .076

---------------------------------- --------------- ---------------- ------------------------------- ---------------- ---------------

   The factors shown are for a standard premium class. If this Rider is issued in a special premium class, the factors will be a multiple of the standard factor.

   *Renewal Only

                             CHANGE OF INSURED RIDER
              attached to and made a part of this policy issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                            Columbus, Ohio 43215-2220


GENERAL PROVISIONS

This Rider is part of the Policy to which it is attached. This Rider is subject to the terms and provisions of the Policy except where it provides otherwise.

This Rider is issued in consideration of an application and the payment of the monthly cost for this Rider.

The Effective Date of this Rider is the Rider Policy Date unless a different date is shown on the Policy Data Page.


DEFINITION

Exchange Date - The Exchange Date is the first Monthly Anniversary Day on or next following the date the exchange conditions are met.


BENEFIT

The named Insured on this Policy may be exchanged for a new Insured, subject to the following conditions:

1. At the time of the exchange, the new Insured must have the same business relationship to the Owner as did the Insured in this Policy.

2. The exchange must occur within one year following the termination of the business relationship which existed between the Owner and the named Insured at the time that the Policy was issued.

3. The new Insured must submit evidence of insurability satisfactory to the Company.

4. This Policy must be in force and not be in a grace period at the time of the exchange.

5.   The Owner must make written application for the exchange.


NEW POLICY

Coverage on the new Insured will become effective on the Exchange Date. Coverage on the previous named Insured will terminate on the day before the Exchange Date.

The Policy Date will not be changed unless the new Insured was born after the Policy Date. In that case, the Policy Date will be the Policy Anniversary on or next following the birthdate of the Insured.

The policy charges for the new Insured will reflect the new Insured's attained age, rate type, and rate classification.

The Specified Amount of the Policy will be as stated by the Owner in the application for the exchange subject to the following conditions:

1. The Specified Amount must be such that the new Policy will satisfy all requirements imposed by the Securities and Exchange Commission.

2. The Specified Amount must be such that the new policy still satisfies the definition of life insurance.

3.   The Specified Amount must satisfy policy minimums.


SUICIDE EXCLUSION

If the new Insured commits suicide, while sane or insane, within two years of the Exchange Date, we will not pay the Death Benefit. Instead, we will pay an amount equal to the Cash Value as of the Exchange Date, plus the sum of premiums paid since the Exchange Date, less any Indebtedness, and less any partial surrenders.


INCONTESTABILITY

We will not contest this Policy after it has been in force during the new Insured's lifetime for two years from the Exchange Date.


RIDER COST

The monthly cost for this Rider is equal to the product of (1) times (2) times
(3) where:

1.   is the Specified Amount as of the Exchange Date;

2.   is 0.001; and

3. is the rate per $1,000 shown on the Policy Data Page. The monthly cost for this Rider will be deducted from the Cash Value during the first twelve months following the exchange.


APPLICABLE POLICY PROVISIONS

All other terms of the Policy which do not conflict with the terms of this Rider will apply.

/s/PATRICIA R. HATLER                       /s/MARK R. THRESHER
Secretary                                   President

                           ADDITIONAL PROTECTION RIDER

       (ADJUSTABLE TERM INSURANCE - RENEWABLE UNTIL POLICY MATURITY DATE)


              ATTACHED TO AND MADE A PART OF THIS POLICY ISSUED BY
                        NATIONWIDE LIFE INSURANCE COMPANY
                            COLUMBUS, OHIO 43215-2220



                               GENERAL PROVISIONS

The issue date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page. The Beneficiary for this Rider is the same as the Beneficiary for the policy.


This is a nonparticipating Rider; no dividends are payable. This Rider will not share in our profits or surplus earnings.


All terms of the policy that do not conflict with the terms of this Rider will apply.


                                   DEFINITIONS

ACCUMULATED PREMIUM ACCOUNT - Is all premium payments accumulated to the date of death less any partial surrenders accumulated to the date of death. These accumulations will be calculated based on the Option 3 interest rate shown on the Policy Data Page. In no event will the Accumulated Premium Account be less than zero or greater than the Option 3 Maximum Increase shown on the Policy Data Page.

MINIMUM REQUIRED DEATH BENEFIT - Is the dollar amount of the total death benefit for this Rider and the policy to which it is attached, which will qualify both this Rider and the policy as a life insurance contract.

TARGET SPECIFIED AMOUNT - A dollar amount used to determine the total death benefit for this Rider and the policy to which it is attached.


                                     BENEFIT

This Rider provides term life insurance on the Insured. The Insured is the person insured under the policy to which this Rider is attached. Coverage is annually renewable to the Maturity Date of the policy. The amount of coverage provided under this Rider varies from month to month as described below. We will pay the Rider's death benefit to the Beneficiary when we receive satisfactory proof that the death of the Insured occurred while this Rider was in force.


                               RIDER DEATH BENEFIT


The Rider's death benefit will be determined at the beginning of each policy month in accordance with one of the following options, whichever is in effect on the date of the Insured's death. The current option in effect is shown on the Policy Data Page.

Under DEATH BENEFIT OPTION 1, the Rider death benefit will be equal to (a) minus
(b), where:

a)   is the maximum of (1) or (2), where:

     1)   is the Target Specified Amount on the date of death;

     2)   is the Minimum Required Death Benefit on the date of death; and

b) is the death benefit provided by the base policy to which this Rider is attached.

Under DEATH BENEFIT OPTION 2, the Rider death benefit will be equal to (a) minus
(b), where:

a)   is the maximum of (1) or (2), where:

     1) is the Target Specified Amount plus the Cash Value on the date of death;

     2)   is the Minimum Required Death Benefit on the date of death; and

b) is the death benefit provided by the base policy to which this Rider is attached.



Under DEATH BENEFIT OPTION 3, the Rider death benefit will be equal to (a) minus
(b), where:

a)   is the maximum of (1) or (2), where:

     1) is the Target Specified Amount plus the Accumulated Premium Account on the date of death;

     2)   is the Minimum Required Death Benefit on the date of death; and

b) is the death benefit provided by the base policy to which this Rider is attached.



                             INCREASES AND DECREASES


At the time of issue of this Rider, you may request to schedule an increase or decrease to the Target Specified Amount.


At any time after issue of this Rider, you may request either an increase or decrease to the Target Specified Amount. Any approved changes will result in a new Target Specified Amount. Your request must be in writing to our Home Office. Increases in the Target Specified Amount will require evidence of insurability satisfactory to us. Any such change will be effective on the monthly anniversary day on or next following our approval of your request. We reserve the right to limit the number of changes to one each policy year.

The Target Specified Amount may be decreased at any time, subject to the following conditions:

1. The Target Specified Amount may not be decreased below the Minimum Specified Amount as shown on the Policy Data Page.

2. Decreases that would disqualify the policy as life insurance under Section 7702 of the Internal Revenue Code will not be permitted.

3. Decreases that would cause the policy to become a Modified Endowment Contract require written acknowledgment from the Owner.

4. Decreases on Guideline Premium/Cash Value Corridor Test policies that would result in both a negative Guideline Single Premium and a Guideline Level Premium, that is negative to the extent that the annual sum of GLPs would be negative at some time before maturity, will not be allowed.


                                COST OF INSURANCE


The cost of insurance for this Rider is determined on a monthly basis and added to the policy's monthly deduction as long as this Rider remains in force. The monthly cost of insurance charge for this Rider is determined by multiplying the monthly cost of insurance rate by the Rider death benefit.


Monthly cost of insurance rates for this Rider will be determined by us from time to time, based on our expectations as to future experience for factors such as mortality, persistency, expenses and taxes. Any change in cost of insurance rates will be on a uniform basis for Insured's of the same sex, Attained Age, Target Specified Amount, rate class and rate type whose Riders have been in force for the same length of time. These rates will never be greater than the Rider Guaranteed Monthly Cost of Insurance Rates shown on the Policy Data Page. The basis for these Guaranteed Maximum Cost of Insurance Rates are also shown on the Policy Data Page.


                                  REINSTATEMENT

If the policy to which this Rider is attached is reinstated, we will also reinstate this Rider if we receive proof, satisfactory to us, that the Insured is still insurable at the same rates.


                                   TERMINATION

You may terminate this Rider by written request to us. In order to terminate this Rider, we have the right to require the policy for endorsement. This Rider also terminates on the earliest of the following dates:

1.   the date the policy is surrendered or terminated;

2.   the expiration of the grace period of the policy;

3.   the death of the Insured;

4.   the Maturity Date of the policy.


                                INCONTESTABILITY

After this Rider has been in force during the lifetime of the Insured for two years from its issue date, we will not contest it for any reason except non-payment of premiums sufficient to cover the cost of insurance for this Rider.


                                     SUICIDE

If the Insured dies of suicide, while sane or insane, within two years of the issue date of this Rider, we will pay nothing under this Rider except to return the cost of insurance deducted.


                           MISSTATEMENT OF AGE OR SEX

If the age or sex of the Insured has been misstated, the Rider death benefit will be adjusted. The adjusted Rider death benefit will be that which the Rider cost of insurance charge would have purchased, based on the Insured's correct age and sex. This Rider cost of insurance charge will be determined on the last monthly anniversary day prior to the death of the Insured.




/s/PATRICIA R. HATLER                       /s/MARK R. THRESHER
Secretary                                   President

                                  WAIVER RIDER
              attached to and made a part of this policy issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                            Columbus, Ohio 43215-2220


GENERAL PROVISIONS

This Rider is part of the policy to which it is attached. This Rider is subject to the terms and provisions of the policy except where it provides otherwise.

This Rider is issued in consideration of an application and the payment of the monthly cost for this Rider.

The effective date of this Rider is the Policy Date unless a different date is shown on the Policy Data Page.

This Rider has no Surrender Values and no loan values.


DEFINITIONS

Under this Rider:
AGE 60 AND AGE 65 - Age 60 and Age 65 mean the policy anniversaries on or next following the Insured's 60th and 65th birthdays, respectively.

INJURY - Injury means accidental bodily injury which occurs while this Rider is in effect.

SICKNESS - Sickness means sickness or disease which first manifests itself while this Rider is in effect.

TOTAL DISABILITY - Total Disability means the Insured's inability due to Injury or Sickness:

       1. to perform the material duties of his or her regular occupation during the first 24 months of any one period of disability; and thereafter,

       2. to perform the duties of any occupation in which he or she is, or becomes, reasonably fitted by education, training or experience, following the first 24 months of any one continuous period of disability.

The total and permanent loss by the Insured of any of the following will also be considered a Total Disability:

       1. the entire sight of both eyes;

       2. both hands severed above the wrist;

       3. both feet severed above the ankle; or

       4. one hand severed above the wrist and one foot severed above the ankle.

We consider the complete loss of four fingers on one hand as loss of that hand.

BENEFIT

We will waive the Monthly Deductions for this Policy when we receive proof, satisfactory to us, that:

     1.   the Insured has become totally disabled while this Rider is in effect;
          and

     2. the Total Disability has continued for at least six consecutive months.

If Total Disability begins before Age 60, we will waive each Monthly Deduction due after such disability begins and while it continues. If Total Disability begins on or after Age 60 but before Age 65, we will waive each Monthly Deduction due after the Total Disability begins and while it continues, but only to Age 65, or, if longer, during the first 24 months after the date such disability begins.

No Monthly Deduction will be waived which became due before a Total Disability has existed continuously for six months. Monthly Deductions which become due before a claim for waiver is approved will be deducted from the Contract Value as stated in this Policy. Once the claim is approved, we will credit to the Contract Value any Monthly Deduction that became due after Total Disability began, plus any interest which we would otherwise have credited.

We will not waive any Monthly Deduction which fell due more than 12 months before the date we receive written notice of the claim and proof of the Insured's Total Disability.



DISABILITY DURING FIRST THREE POLICY YEARS

During the first three Policy years, we will waive the Minimum Monthly Premium, rather than the Monthly Deduction, while the Insured remains disabled. The Contract Value will increase by the amount in which the Minimum Monthly Premium exceeds the Monthly Deduction, just as if the Minimum Monthly Premium had been paid.


RISKS NOT ASSUMED

No benefit will be provided by this Rider if Total Disability results in any way from:

     1.   an intentionally self-inflicted injury;

     2.   a war, declared or undeclared; or

     3. an act of war while the Insured serves in the armed forces of any country, group of countries or international organization at war, declared or undeclared.


NOTICE OF CLAIM AND PROOF OF DISABILITY

Before we waive any Monthly Deduction, we must receive at our Home Office a written notice of the claim and proof, satisfactory to us, that the Insured is totally disabled. Such notice and proof must be received:

       1. while the Insured is alive and totally disabled; and

       2. not later than 12 months after this Rider terminates; or

       3. not later than 12 months after the disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

If Total Disability begins during a grace period, we will waive Monthly Deductions only if sufficient premium is paid to cover the Monthly Deductions through the policy month in which Total Disability began.


PROOF OF CONTINUANCE OF TOTAL DISABILITY

At reasonable intervals during the two years following our approval of a Total Disability claim, we may require proof that the Insured has continued to be totally disabled. Thereafter, we will not require such proof more often than once a year.

As part of any proof, we have the right to have the Insured examined by one or more physicians named by us. Such examinations will be at our expense.

If such proof is not submitted when requested by us, we will deem the Insured no longer totally disabled and no further Monthly Deductions will be waived.


POLICY CHANGES AND ADDITIONAL CONTRIBUTIONS

While Monthly Deductions are being waived, we will not allow:

     1.   Changes in the Specified Amount;

     2.   Changes in the death benefit option;

     3.   Changes in the Maturity Date; and

     4.   The addition of riders.

Additional contributions to the Contract Value of the policy will be allowed, if permitted by law.


                               ERROR IN SEX OR AGE

If the Insured's age has been misstated on the application, the charges and benefits payable will be adjusted to reflect the difference in age. There will be no adjustment of benefits due to a misstatement of sex.


                                INCONTESTABILITY

This Rider will not be contestable after it has been in force during the life of the Insured for 2 years from its effective date, except as to Total Disability of the Insured which begins prior to the end of such 2 year period.


                                   TERMINATION

This Rider will terminate on the earliest of the following dates:

       1. the Policy Anniversary on or next following the Insured's 65th birthday; provided that this will not affect any valid claim arising from Total Disability which began before such date;

       2. the date the policy terminates;

       3. the Monthly Anniversary Day on or next following the receipt at our Home Office of the Owner's written request to terminate this Rider. We may ask for the return of this Policy for our endorsement.


                                   RIDER COST

The monthly cost for this Rider is equal to the product of (1) times (2) times
(3), where:

     1.   is the Monthly Deduction excluding the cost for this Rider;

     2.   is the rate class multiple for this Rider shown on the Policy Data
          Page;

     3. is the factor based on the Insured's Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the Monthly Deduction from the policy Contract Value as long as this Rider is in force.




/s/PATRICIA R. HATLER                       /s/MARK R. THRESHER
Secretary                                   President

                       WAIVER OF MONTHLY DEDUCTIONS RIDER
                    FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

   ------------------------------ --------------------------------- -------------------------------- -----------------------------
             ATTAINED                       FACTORS                            ATTAINED                      FACTORS
                AGE                     (MALE & FEMALE)                           AGE                    (MALE & FEMALE)
   ------------------------------ --------------------------------- -------------------------------- -----------------------------

                15                          0.0850                                  40                       0.0850
                16                          0.0850                                  41                       0.0850
                17                          0.0850                                  42                       0.0850
                18                          0.0850                                  43                       0.0850
                19                          0.0850                                  44                       0.0850

                20                          0.0850                                  45                       0.0850
                21                          0.0850                                  46                       0.0880
                22                          0.0850                                  47                       0.0910
                23                          0.0850                                  48                       0.0940
                24                          0.0850                                  49                       0.0970

                25                          0.0850                                  50                       0.1000
                26                          0.0850                                  51                       0.1175
                27                          0.0850                                  52                       0.1350
                28                          0.0850                                  53                       0.1525
                29                          0.0850                                  54                       0.1700

                30                          0.0850                                  55                       0.1875
                31                          0.0850                                  56                       0.2119
                32                          0.0850                                  57                       0.2363
                33                          0.0850                                  58                       0.2606
                34                          0.0850                                  59                       0.2850

                35                          0.0850                                  *60                      0.1100
                36                          0.0850                                  *61                      0.1050
                37                          0.0850                                  *62                      0.1000
                38                          0.0850                                  *63                      0.0925
                39                          0.0850                                  *64                      0.1075
   ------------------------------ --------------------------------- -------------------------------- -----------------------------

   The factors shown are for a standard premium class. If this Rider is issued in a special premium class, the factors will be a multiple of the standard factor.

   *Renewal Only